50425/12wp01!.doc                  85
                                                   Exhibit 4.3(a)

                                                   Execution Copy




_________________________________________________________________




                         LOAN AGREEMENT


                             between


       SOUTH DAKOTA ECONOMIC DEVELOPMENT FINANCE AUTHORITY


                               and


                        APA OPTICS, INC.





                    ________________________

                    Dated as of June 1, 1996
                    ________________________




                 Relating to Pooled Loan Program
       South Dakota Economic Development Finance Authority

_________________________________________________________________

                        TABLE OF CONTENTS

                                                            Page

                            ARTICLE I
             DEFINITIONS AND RULES OF INTERPRETATION

Section 1.1.                                          Definitions2
Section 1.2.                              Rules of Interpretation12
Section 1.3.                                Appendix and Exhibits13

                           ARTICLE II
                  REPRESENTATIONS AND COVENANTS

Section 2.1.       Representations and Covenants of the Authority13
Section 2.2.        Representations and Covenants of the Borrower14
Section 2.3.                             Covenant with Bondowners19
Section 2.4.          Capital Reserve Fund Right of Reimbursement19
Section 2.5.                     Authority Right of Reimbursement19

                           ARTICLE III
      AGREEMENT TO ISSUE SERIES BONDS AND TO LOAN PROCEEDS
      THEREOF; BORROWER'S CONTRIBUTION TO COSTS OF PROJECT

Section 3.1.   Issuance of Series Bonds; Deposit of Bond Proceeds19
Section 3.2.                               Agreement To Make Loan20
Section 3.3.      Borrower's Contribution to Costs of the Project20

                           ARTICLE IV
                   DEVELOPMENT OF THE PROJECT;
              APPLICATION OF MONEYS IN LOAN ACCOUNT

Section 4.1.                            Prior Acquisition of Land21
Section 4.2.Acquisition, and Installation of the Facilities; Deposit to
          Loan Account                                        21
Section 4.3.                Application of Moneys in Loan Account22
Section 4.4.Certificates of Substantial Completion and Completion25
Section 4.5.                               Completion by Borrower25
Section 4.6.                           Title Insurance and Survey26
Section 4.7.Remedies To Be Pursued Against Contractors  and their
          Sureties                                            26

                            ARTICLE V
             REPAYMENT PROVISIONS; SECURITY CLAUSES

Section 5.1.                                    Repayment of Loan26
Section 5.2.                                Other Amounts Payable28
Section 5.3.                Obligations of Borrower Unconditional29
Section 5.4.                                     Security Clauses29
Section 5.5.Investment of Funds and Accounts; Consent to Election32

                           ARTICLE VI
         MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

Section 6.1.Maintenance and Modifications of Collateral by Borrower   32
Section 6.2.                Installation of Additional Personalty33
Section 6.3.               Taxes, Assessments and Utility Charges33
Section 6.4.                                   Insurance Required34
Section 6.5.           Additional Provisions Respecting Insurance34
Section 6.6.             Application of Net Proceeds of Insurance35
Section 6.7.Right of Authority To Pay Taxes,  Premiums and Other Charges
          35
Section 6.8.                                Environmental Matters35

                           ARTICLE VII
              DAMAGE, DESTRUCTION AND CONDEMNATION

Section 7.1.                                Damage or Destruction37
Section 7.2.                                         Condemnation40
Section 7.3.Condemnation of Borrower-Owned Property Other Than Collateral  41

                          ARTICLE VIII
                        SPECIAL COVENANTS

Section 8.1.                           Qualification in the State41
Section 8.2.                             Hold Harmless Provisions41
Section 8.3.Borrower To Maintain its Existence;  Under Which Exceptions
          Permitted                                           42
Section 8.4.                     Agreement To Provide Information43
Section 8.5.    Books of Record and Account; Financial Statements43
Section 8.6.Borrower To File Statements with Internal Revenue Service 44
Section 8.7.                        Assurance as to Tax Exemption44
Section 8.8.                            Certificate of No Default45
Section 8.9.                                    Notice of Default45
Section 8.10.                              Assignment and Leasing45
Section 8.11.      Right To Inspect the Facilities and Collateral46
Section 8.12.            Compliance with Orders, Ordinances, etc.46
Section 8.13.                              Liens and Encumbrances47
Section 8.14.                         Identification of Equipment47
Section 8.15.                             Relocation of Equipment48
Section 8.16.                             Depreciation Deductions48
Section 8.17.                                  Mortgage Covenants48
Section 8.18.                     Covenant Against Discrimination48
Section 8.19.                                  Employment Records48
Section 8.20.                         Certain Financial Covenants48
Section 8.21.            Covenants Against Loans, Dividends, etc.51
Section 8.22.          Covenant Against Unreasonable Compensation51
Section 8.23.                  Restrictions on Sale or Assignment51

                           ARTICLE IX
                   PLEDGE OF CERTAIN INTERESTS

Section 9.1.            Pledge of Certain Interests to Bondowners52

                            ARTICLE X
                 EVENTS OF DEFAULT AND REMEDIES

Section 10.1.                           Events of Default Defined52
Section 10.2.                        Remedies on Event of Default54
Section 10.3.                                 Remedies Cumulative55
Section 10.4.       Agreement To Pay Attorneys' Fees and Expenses55
Section 10.5.          No Additional Waiver Implied by One Waiver55

                           ARTICLE XI
       EARLY TERMINATION OF AGREEMENT; PREPAYMENT OF LOAN

Section 11.1.                      Early Termination of Agreement55
Section 11.2.        Conditions to Early Termination of Agreement56
Section 11.3.                                   Discharge of Lien57
Section 11.4.                          Prepayment of Loan in Part57
Section 11.5.                                Consent to Refunding57

                           ARTICLE XII
                          MISCELLANEOUS

Section 12.1.                                             Notices58
Section 12.2.                                      Binding Effect58
Section 12.3.                                        Severability58
Section 12.4.               Amendments, Changes and Modifications58
Section 12.5.                                  Privacy Disclosure59
Section 12.6.                              Execution Counterparts59
Section 12.7.                                      Applicable Law59
Section 12.8.                                Recording and Filing59
Section 12.9.                             Survival of Obligations59
Section 12.10.Table of Contents and Section Headings Not Material60
Section 12.11.                                  Limited Liability60

SIGNATURES

APPENDIX IForm of Note                                        62
EXHIBIT A Description of the Land                         Error!
EXHIBIT B Description of Equipment                             1
EXHIBIT C Investment Instructions                              1

     THIS LOAN AGREEMENT, dated as of June 1, 1996 (the "Agreement"), is by and between the South Dakota Economic Development Finance Authority, a body corporate and politic authorized to act on behalf of the State of South Dakota (together with any legal successor thereto, herein referred to as the "Authority"), and APA Optics, Inc., a corporation duly organized and existing under the laws of the State of Minnesota having its principal place of business in Blaine, Minnesota, and authorized to do business in the State of South Dakota (the "Borrower").

                      W I T N E S S E T H:

     WHEREAS, the Authority was created by South Dakota Codified Laws, Chapter 1-16B, as amended (the "Act"), to act on behalf of the State of South Dakota (the "State") within the scope of powers granted to it in the Act to make loans to enterprises to finance economic development projects as provided in the Act; and

     WHEREAS, to provide the funds to make the loans under the Act, the Authority has established its South Dakota Economic
Development Loan Program (the "Program"); and

     WHEREAS, in accordance with the Program, the Board of Directors of the Authority on September 11, 1990, adopted its Economic Development Revenue Bond First Amended and Restated General Bond Resolution (Pooled Loan Program), as heretofore or hereafter supplemented and amended from time to time (the "General Bond Resolution"), pursuant to which General Bond Resolution (and resolutions to be adopted from time to time by the Authority as supplemental resolutions thereto), the Authority has issued and intends to issue its revenue bonds in series from time to time (the "Bonds"), and to loan the proceeds thereof to "enterprises" to finance "economic development projects" with the meaning of the Act, for use by them in connection with their business operations; and

     WHEREAS, the Bonds of each such series, as provided in the General Bond Resolution, are special obligations of the Authority, the principal of, premium, if any, and interest on which are payable solely from and secured solely by the revenues, funds and other property or assets of the Authority described in the General Bond Resolution (and the supplemental resolutions) and pledged thereto; and

     WHEREAS, it is the further purpose of the Authority with respect to its Program to provide additional financial assistance to the enterprises participating therein by creating an account within the State Treasury to be known as the "Capital Reserve Fund," transferring certain moneys from the State Treasury and from other sources to the Capital Reserve Fund and pledging and allocating the moneys on deposit in the Capital Reserve Fund to guarantee debt service payments and certain mandatory prepayments payable on or with respect to the Bonds; and

     WHEREAS, pursuant to a resolution adopted by the Board of Directors of the Authority on December 18, 1986 (the "Capital Reserve Fund Resolution"), the Authority created and established the Capital Reserve Fund as an account within the State Treasury and pursuant to a Capital Reserve Fund Pledge and Escrow Agreement, dated as of December 18, 1986 (the "Capital Reserve Fund Pledge and Escrow Agreement"), by and between the Authority and The First National Bank in Sioux Falls, as escrow agent (together with its successors, the "Escrow Agent"), the Authority provided for the holding, investment, application, disposition of and use of moneys in the Capital Reserve Fund and various other matters related thereto; and

     WHEREAS, the Borrower has applied to the Authority for assistance under the Program in connection with the financing of a project to consist of the construction and equipping on approximately 12 acres of land of an approximately 24,000 square foot manufacturing facility in Aberdeen, South Dakota (the "Project"); and

     WHEREAS, by a resolution adopted by the Board of Directors of the Authority on August 21, 1995, the Authority has found that the Borrower is an "enterprise" under the Act and that the Project qualifies for a loan under the Act and has determined to provide such loan by the inclusion of the Project in the Program; and

     WHEREAS, to implement this determination the Authority proposes (i) to issue a series of Bonds under the General Bond Resolution and its Series Supplemental Resolution and (ii) to loan the proceeds of the sale of said Bonds to the Borrower to finance a portion of the cost of the Project, upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto hereby covenant and agree as follows:


                            ARTICLE I

             DEFINITIONS AND RULES OF INTERPRETATION

     Section 1.1. Definitions. The following terms as used in the Loan Agreement shall have the following meanings unless the context hereof otherwise requires:

     "Accountant" means a firm of independent public accountants of recognized standing, selected by the Borrower and acceptable to the Authority.

     "Act" means South Dakota Codified Laws, Chapter 1-16B, as now in effect and as it may from time to time be amended and supplemented, together with the rules promulgated by the Authority from time to time thereunder.

     "Agreement" means this Loan Agreement, as it may be amended or supplemented from time to time.

     "Appraised Value" means the value established by an independent appraiser acceptable to the Authority.

     "Authority" means the South Dakota Economic Development
Finance Authority, or any successor to its powers and authority under the Act.

     "Authority Resolution" means the General Bond Resolution and the Series Supplemental Resolution.

     "Authorized Representative" means, in the case of the Authority, the Chairman, the Vice Chairman or the Executive Director of the Authority; in the case of the Borrower, its President or any Vice President; and, in the case of both, such additional persons as, at the time, are designated to act in behalf of the Authority or the Borrower, as the case may be, by written certificate furnished to the Trustee and the Authority or the Borrower, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Authority by the Chairman, the Vice Chairman or the Secretary of the Authority, and (ii) the Borrower by the President or any Vice President of the Borrower.

     "Board" means the Board of Directors of the Authority or any successor governing body of the Authority.

     "Bonds" means any of the Authority's Economic Development
Revenue Bonds (Pooled Loan Program) issued from time to time under the General Bond Resolution and then Outstanding.

     "Bond Counsel" means Counsel who is nationally recognized as experienced in matters relating to the exemption from federal income taxation of interest payable on obligations of states and their political subdivisions, and who is selected by the Authority and acceptable to the Trustee.

     "Bond Proceeds" means the amount, including accrued interest, if any, received by the Authority as the purchase price of the Series Bonds, and deposited by the Trustee in accordance with the provisions of the Authority Resolution into certain funds and accounts created thereunder, and investment income thereon.

     "Bond Rate" means, as of the date of calculation and with respect to any period, the weighted average rate of interest payable on the Outstanding Series Bonds in accordance with their terms, determined as of such date with respect to such period (including any fluctuations of rate, if any).

     "Bond Year" means, for the Series Bonds, the 12-month period beginning on April 2 of any year and ending on April 1 of the succeeding year; provided, however, that the initial Bond Year shall begin on the date in which such Bonds are issued and end on the next succeeding April 1.

     "Bondowner" or "Owner" or similar term, when used with respect to a Bond, means the Person in whose name such Bond is registered in the Bond Register.

     "Borrower" means (i) APA Optics, Inc., a corporation duly organized and existing under the laws of the State of Minnesota, and its successors and assigns, or (ii) any surviving, resulting or transferee Person as provided in Section 8.3 hereof.

     "Buildings" means all those buildings, improvements, structures or renovations to existing buildings, improvements or structures and other related facilities (i) affixed or attached, or to be affixed or attached, to the Land, (ii) financed with the proceeds of the Series Bonds or of any payment by the Borrower pursuant to Section 3.3 or Section 4.5 hereof, and (iii) not part of the Equipment, as such may exist from time to time.

     "Capital Reserve Fund" means that fund in the State Treasury that has been created in accordance with the Act and the Capital
Reserve Fund Resolution and is held by the Escrow Agent pursuant to the Pledge and Escrow Agreement.

     "Capital Reserve Fund Payments" means any payments made by the Escrow Agent to the Trustee for deposit into Holding Account and the Special Redemption Account pursuant to Section 7 of the Pledge and Escrow Agreement.

     "Capital Reserve Fund Reimbursement Amount" means, as of the date of calculation and with respect to the Series Bonds, an amount equal to the aggregate of all Capital Reserve Fund Payments made with respect to such Series Bonds, less those sums that have been applied to reimburse the Capital Reserve Fund for such Capital Reserve Fund Payments, plus, unless waived by the Authority in any given case, interest accruing on the amount of such unpaid Capital Reserve Fund Payments at the Bond Rate.

     "Capital Reserve Fund Resolution" means the resolution adopted by the Board on December 18, 1986, pursuant to which the Authority created the Capital Reserve Fund.

     "Capitalized Interest Account" means the Account so designated which is created and established by Section 3.01(k) of the Series Supplemental Resolution pursuant to the General Bond
Resolution.

     "Capitalized Lease Obligations" means all lease obligations which have been or should be, in accordance with generally accepted accounting principles, capitalized on the books of the lessee.

     "Closing Date" means the date of issuance and delivery of the Series Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

     "Collateral" means all Property subject to any mortgage or security interest described in Section 5.4 of this Agreement.

     "Completion Date" means the date of completion of the Project, as certified pursuant to Section 4.4(b) hereof.

     "Condemnation" means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

     "Construction Period" means, with respect to the Project, the period (a) beginning on the earlier of (i) the date of commencement of the Project, or (ii) the Closing Date, and (b) ending on the Completion Date.

     "Costs of Issuance" means all items of expense payable or reimbursable directly or indirectly by the Authority and related to the authorization, sale and issuance of the Series Bonds, which items of expense shall include but not be limited to printing and photocopying costs, filing and recording fees, title insurance premiums and fees, initial fees and charges of the Trustee, initial Capital Reserve Fund Premiums, if any, initial cost of providing any Credit Enhancement, legal fees and charges, professional consultants' fees, costs of credit ratings, fees and charges for execution, transportation and safekeeping of Bonds, underwriter's discount or placement fees and expenses (including filing or registration fees under applicable securities laws), costs and expenses of refunding and other costs, charges and fees in connection with the original issuance of Bonds.

     "Costs of Issuance Account" means the Account so designated which is created and established by Section 3.01(j) of the Series
Supplemental Resolution pursuant to the General Bond Resolution.

     "Cost of the Project" means all those items of cost and expenses enumerated in Section 4.3(a) hereof.

     "Counsel" means an attorney or firm of attorneys duly admitted to practice law before the highest court of any state of the United States of America and not a full-time employee of the Borrower, and who is acceptable to the Authority and the Trustee.

     "Current Assets" means, as of the date of determination, the current assets of the Borrower, in accordance with generally accepted accounting principles.

     "Current Liabilities" means, as of the date of determination, the current liabilities of the Borrower, in accordance with generally accepted accounting principles.

     "Debt Service Account" means the Account so designated which is created and established by Section 3.01(l) of the Series
Supplemental Resolution pursuant to the General Bond Resolution.

     "Debt Service" means, with respect to any Outstanding Series Bonds and for any period or on any date, the amount required to pay the principal of and interest on all such Outstanding Series Bonds during such period or on such date, assuming that Outstanding Serial Series Bonds are to be paid at their Stated Maturities and Outstanding Term Series Bonds are to be paid on Sinking Fund Payment Dates; provided, however, that if the maturity of the Series Bonds has been accelerated, "Debt Service" shall include the principal amount of the Outstanding Series Bonds and interest accrued thereon to the date of calculation.

     "Debt Service Payment" means, with respect to any Interest Payment Date, the interest payable on the Series Bonds on such Interest Payment Date, plus (ii) the principal, if any, payable on the Series Bonds on such Interest Payment Date, plus (iii) the premium, if any, payable on the Series Bonds on such Interest Payment Date.

     "Determination of Taxability" means the issuance of a statutory notice of deficiency by the Internal Revenue Service, a ruling by the National Office of the Internal Revenue Service, or a final decision of a court of competent jurisdiction that holds in effect or a change in any law or regulation that has the effect that the interest payable on the Series Bonds is includible in the gross income of the Owner for federal income tax purposes (other than an Owner who is a Substantial User of the Facilities or a related person thereto within the meaning of
Section 147(a) of the Code), if the period, if any, for contest or appeal of such action, ruling or decision by the Borrower or the Owners has expired without such contest or appeal having been properly initiated by the Borrower or the Owners, or the receipt by the Trustee of an opinion of Bond Counsel which states in effect that the interest payable on the Series Bonds is includible in the gross income of the Owners for federal income tax purposes (other than an Owner who is a Substantial User of the Facilities or a related person thereto); provided, however, that a Determination of Taxability shall not be deemed to arise solely as a result of interest on the Series Bonds being included as a measure of an alternative minimum tax imposed on an Owner under the Code; and provided, further, that neither the Borrower nor any Bondowner is under any obligation to contest or appeal any action, ruling or decision that may result in a Determination of Taxability.

     "Equipment" means all machinery, equipment, furniture and other personal property which is acquired, in whole or in part, with the proceeds of the Series Bonds (which property is described generally in Exhibit B annexed to this Agreement), exclusive of items constituting Fixtures under the Mortgage, whether or not located on or in the Land, and any such items acquired in replacement thereof or in substitution therefor, as such may exist from time to time in accordance with the provisions of this Agreement.

     "Escrow Agent" means The First National Bank in Sioux Falls, of Sioux Falls, South Dakota, or any successor escrow agent under the Pledge and Escrow Agreement.

     "Facilities" means the Land, the Buildings and the Equipment to be acquired, constructed and installed by the Borrower with the Bond Proceeds or any payment by the Borrower pursuant to
Section 4.5 hereof, with such additions thereto and substitutions therefor as may exist from time to time in accordance with the provisions of this Agreement.

     "Funded Indebtedness" means, for any Person, all Indebtedness which matures by its terms more than one year from the date as of which any calculation of Funded Indebtedness is made, and any Indebtedness maturing within one year from such date which is renewable or extendible at the option of the debtor to a date beyond one year from such date, including any Indebtedness renewable or extendible (whether or not heretofore renewed or extended) under, or payable from the proceeds of other Indebtedness which may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement.

     "General Bond Resolution" means the Economic Development Revenue Bonds (Pooled Loan Program) First Amended and Restated General Bond Resolution adopted by the Board on September 11, 1990, as the same has been or hereafter may be amended or supplemented from time to time by any supplemental resolution thereunder.

     "Holding Account" means the Account so designated which is created and established by Section 3.01(c) of the Series
Supplemental Resolution, pursuant to the General Bond Resolution.

     "Indebtedness" means, for any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services (but not including accounts payable not yet delinquent) (ii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Persons, or otherwise to assure a creditor against loss, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such indebtedness or obligations and (iv) Capitalized Lease Obligations of such Person.

     "Indemnified Parties" means the Authority and its directors, officers, employees and agents.

     "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent; (ii) does not have any direct financial interest or any material indirect financial interest in the Borrower, other than the payment to be received under a contract for services to be performed by such Person; and (iii) is not connected with the Authority, the Borrower as an official, officer, employee, promoter, underwriter, trustee, partner, affiliate, subsidiary, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Authority, the Borrower or the Trustee, as the case may be, and such opinion or certificate shall state that the signer thereof has read this definition and that such signer is Independent within the meaning hereof.

     "Interest Payment Date" means each April 1 and October 1 so long as any Series Bonds are Outstanding, commencing October 1, 1996.

     "Investment Instructions" means the Investment Instructions, in substantially the form set forth as Exhibit C hereto, which are to be delivered by the Authority and the Borrower to the Trustee, and any amendment thereof or supplement thereto.

     "Land" means the real estate described in Exhibit A hereto on which is located or is to be located the Buildings and the Equipment, with such additions thereto and substitutions therefor as may exist from time to time in accordance with the provisions of this Agreement.

     "Lien" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a Uniform Commercial Code security interest, lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions and encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' liens and other similar encumbrances, affecting real property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds title subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Loan" means the loan made by the Authority to the Borrower pursuant to Section 3.2 of this Agreement and as evidenced by the Note.

     "Loan Account" means the Account so designated which is created and established by Section 3.01(a) of the Series
Supplemental Resolution, pursuant to the General Bond Resolution.

     "Loan Reserve Account" means the Account so designated which is created and established by Section 3.01(d) of the Series
Supplemental Resolution, pursuant to the General Bond Resolution.

     "Loan Reserve Account Requirement" means, as of the date of calculation, with respect to the Series Bonds, the maximum amount of principal and interest payable on the then Outstanding Series Bonds in any Bond Year, assuming that Series Bonds subject to mandatory sinking fund redemption are to be redeemed on such mandatory sinking fund redemption dates (initially, $178,000).

     "Loan Term" means the period commencing with the Closing Date and continuing until all the Series Bonds and interest thereon have been paid in full or provision for such payment has been made pursuant to Article XI of the General Bond Resolution and all obligations hereunder have been satisfied.

     "Mortgage" means that Mortgage and Security Agreement_One Hundred Eighty Day Redemption, dated as of the date of this Agreement, from the Borrower, as mortgagor, to the Authority, as mortgagee, with respect to the Land, as such may be amended or supplemented from time to time.

     "Municipality" means the City of Aberdeen, South Dakota, within the corporate borders of which the Land is located.

     "Net Proceeds" means so much of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

     "Net Worth" means, at any date, the Tangible Assets of a Person which would be shown, in accordance with generally accepted accounting principles, on its balance sheet, minus liabilities (other than capital stock and surplus or its equivalent but including all reserves for contingencies and other potential liabilities) which would be shown, in accordance with generally accepted accounting principles, on such balance sheet.

     "Note" means the promissory note of the Borrower dated as of the date of the Series Bonds, evidencing the Borrower's obligations pursuant to this Agreement, substantially in the form of Appendix I hereto.

     "Official Action Resolution" means that resolution adopted by the Board on August 21, 1995, with respect to the Borrower and the Project.

     "Optional Redemption Account" means the Account so designated which is created and established by Section 3.01(f) of the Series Supplemental Resolution, pursuant to the General Bond
Resolution.

     "Permitted Encumbrances" means (i) Liens described in Exhibit A hereto, (ii) this Agreement, the Mortgage, the Authority Resolution and any security interest created thereunder, (iii) utility, access and other easements and rights of way, restrictions and exceptions that, in the opinion of the Authority, do not materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended; (iv) mechanics, materialmen's, warehousemen's, carriers' and other similar Liens and any other Liens to the extent permitted by Section 8.13 hereof, (v) Liens for taxes or assessments at the time not delinquent; (vi) any lease, sublease, assignment or reassignment entered into in conformity with
Section 8.10 of this Agreement, (vii) the security interests in the Equipment to be granted to the Aberdeen Development Corporation securing indebtedness not exceeding $1,250,000 if they are subordinated to the security interest of the Loan Agreement; and (viii) the security interests in the Equipment to be granted to the NECOG Development Corporation securing indebtedness not exceeding $150,000 if they are subordinated to the security interest of the Loan Agreement.

     "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plans and Specifications" means the plans and specifications for the Project, including a schedule detailing the components of the Project and their respective costs or proposed costs, filed by the Borrower with the Trustee, as the same may be implemented and detailed from time to time and as the same may be revised from time to time in accordance with Section 4.2(b) of this Agreement. The Plans and Specifications shall include a list of all the Equipment that the Borrower will acquire with respect to the Project.

     "Pledge" means the pledge by the Authority of the rights and interest of the Authority in and to this Agreement and the Mortgage, including all rights to receive payment thereunder, such pledge by the Authority being made pursuant to Section 1.04 of the General Bond Resolution and Article V of the Series Supplemental Resolution to the Bondowners for the payment of the principal of, premium, if any, and interest on the Bonds in accordance with their terms.

     "Pledge and Escrow Agreement" means that Capital Reserve
Fund Pledge and Escrow Agreement, dated as of December 18, 1986, between the Authority and the Escrow Agent, as such may be amended or supplemented in accordance with its terms.

     "Principal User" means any Person constituting a "principal user" within the meaning of Section 103 of the Code.

     "Program" means the Authority's South Dakota Economic
Development Pooled Loan Program implemented under the Act and the General Bond Resolution.

     "Program Accountant" means a firm of independent public accountants or financial consultants appointed by the Board to calculate or verify financial matters relating to the Program, including the calculation of the amount to be rebated to the United States pursuant to Section 148(f) of the Code and other calculations required by the Investment Instructions, or any successor accountant or financial consultant appointed by the Board to perform the same functions.

     "Program Expenses" means the expenses of the Program, including (without limitation) the fees and expenses of the Trustee and of the Program Accountant and such other fees and expenses of the Program or of the Authority relating thereto as shall be approved by the Authority.

     "Program Expense Fund" means the Fund so designated, which is created and established by Section 5.01 of the General Bond
Resolution.

     "Program Payments" means a payment by the Borrower with respect to Program Expenses.

     "Project" means the construction of the Buildings and the acquisition and installation of the Equipment.

     "Project Supervisor" means AMCON Corp., of Burnsville, Minnesota, or any title insurance company licensed to operate in the State and with offices located in the State or any architect or engineer or firm of architects or engineers licensed to practice in the State and with offices in the State, or any combination thereof, which is appointed by the Authority and satisfactory to the Trustee.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Rebate Account" means the Account so designated which is created and established by Section 3.01(h) of the Series
Supplemental Resolution, pursuant to the Series Supplemental
Resolution.

     "Reconstruction Account" means the Account so designated which is created and established by Section 3.01(i) of the Series
Supplemental Resolution, pursuant to the General Bond Resolution.

     "Redemption Price" means, when used with respect to the Series Bonds, the principal amount of such Bonds or portions thereof plus the applicable premium, if any, payable upon the redemption thereof pursuant to the Series Supplemental
Resolution.

     "Reimbursement Account" means the Account so designated which is created by Section 3.01(g) of the Series Supplemental
Resolution, pursuant to the General Bond Resolution.

     "Related Person" means any Person constituting a "related person" within the meaning of Section 144(a)(3) of the Code.

     "Revenue Account" means the Account so designated which is created and established by Section 3.01(b) of the Series
Supplemental Resolution, pursuant to the General Bond Resolution.

     "Series Bonds" means the Authority's Economic Development Revenue Bonds (Pooled Loan Program) (APA Optics, Inc. Project), Series 1996A, in the aggregate principal amount of $1,895,000, authorized to be issued by the Series Supplemental Resolution.

     "Series Supplemental Resolution" means the resolution adopted by the Board on June 13, 1996, authorizing the issuance of the Series Bonds, as the same may be amended or supplemented from time to time in accordance with its terms.

     "Sinking Fund Payment" means, with respect to any Term
Series Bonds, the amount required to redeem such Series Bonds on a Sinking Fund Payment Date.

     "Sinking Fund Payment Date" means one of the dates set forth in the Series Supplemental Resolution for the making of mandatory principal payments on Term Series Bonds.

     "Special Redemption Account" means the Account so designated which is created and established by Section 3.01(e) of the Series
Supplemental Resolution, pursuant to the General Bond Resolution.

     "State" means the State of South Dakota.

     "Stated Maturity" when used with respect to any Series Bond or any installment of interest thereon means the date specified in such Series Bond as the fixed date on which principal of such Bond or such installment of interest is due and payable.

     "Substantial User" means any Person constituting a "substantial user" within the meaning of Section 147(a) of the Code.

     "Tangible Assets" means total assets except: (i) that portion of deferred assets and prepaid expenses (other than prepaid insurance, prepaid rent and prepaid taxes) which do not mature, or in accordance with generally accepted accounting principles, are not amortizable within one year from the date of calculation, and (ii) trademarks, trade names, good will, and other similar intangibles.

     "Term Series Bond" means any Series Bond for the payment of the principal of which mandatory payments are required by the Series Supplemental Resolution to be made at times and in amounts sufficient to redeem all or a portion of such Series Bond prior to its Stated Maturity.

     "Trustee" means The First National Bank in Sioux Falls, of
Sioux Falls, South Dakota, or any successor trustee appointed pursuant to the General Bond Resolution.

      "Voting Stock" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Section 1.2.  Rules of Interpretation.

     (a) This instrument shall be interpreted in accordance with and governed by the laws of the State.

     (b) The words "herein" and "hereof" and words of similar import, without reference to any particular section or subdivision, refer to this Agreement as a whole rather than to any particular section or subdivision hereof.

     (c) Reference in this instrument to any particular section or subdivision hereof are to the section or subdivision of this instrument as originally executed.

     (d) Any terms not defined herein but defined in the Authority Resolution shall have the same meaning herein unless the context hereof clearly requires otherwise.

     (e) The headings of sections herein are for convenience only and are not a part of this instrument.

     (f) Unless the context hereof clearly requires otherwise, the singular shall include the plural and vice versa, and the masculine shall include the feminine and vice versa.

     (g) "Or" is not exclusive but contemplates or permits one or more or all of the alternatives conjoined.

     (h) Notwithstanding anything contained in this Agreement to the contrary, nothing herein shall be construed as (i) obligating the Borrower (A) to make any payments to cure any deficit in any Account created by the Series Supplemental Resolution (the "Related Account") resulting from payments (except Program Payments) made under the General Bond Resolution to the Trustee or to the owners of any Bonds (except the Series Bonds) or (B) to pay the principal of or interest on any Series Bonds payable solely because of the acceleration of Bonds (unless the Loan has theretofore been accelerated) or (ii) depriving the Borrower of the right (hereby granted) to be reimbursed or credited for any sums held in a Related Account that are so paid to the Trustee or owners of other Bonds as provided in clause (i)(A) above.

     Section 1.3. Appendix and Exhibits. Attached to and by reference made a part of this Agreement are the following
Appendix and Exhibits:

     Appendix I:  the form of the Note;

     Exhibit A:  the legal description of the Land; and

     Exhibit B:  a description of the Equipment; and

     Exhibit C:  the Investment Instructions.

                           ARTICLE II

                  REPRESENTATIONS AND COVENANTS

     Section 2.1.  Representations and Covenants of the
Authority. The Authority makes the following representations and covenants as the basis for the undertakings on its part herein contained:

     (a) The Authority is duly established and existing and is constituted as a body corporate and politic to act on behalf of the State and created and existing by virtue of the laws of the State and has the power to enter into the transactions contemplated by this Agreement and the Mortgage and to adopt the Authority Resolution, and to carry out its obligations hereunder and thereunder. The Project is of a nature that qualifies under the Act for the financial assistance provided by the Program. By proper official action, the Authority has been duly authorized to execute and deliver or accept this Agreement, the Note and the Mortgage and has duly adopted the Authority Resolution.

     (b) Neither the execution and delivery or acceptance of this Agreement, the Note or the Mortgage or the adoption of the Authority Resolution, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the provisions of this Agreement or the Mortgage and the Authority Resolution will conflict with or result in a breach of any of the terms, conditions or provisions of the Act, or any restriction, agreement or instrument to which the Authority is a party or by which it is bound, or will constitute a default under any of the foregoing, or will result in the creation or imposition of any Lien upon any of the Property of the Authority under the terms of any such instrument or agreement (other than as contemplated by this Agreement, the Mortgage and the Authority Resolution).

     (c) The Authority will lend to the Borrower the sum of $1,895,000 pursuant to this Agreement to finance (i) a portion of the cost of the Project, (ii) a deposit into the Loan Reserve Account required under the provisions of the General Bond Resolution and (iii) certain Costs of Issuance with respect to the issuance of the Series Bonds, all in furtherance of the purposes of the Act.

     (d) To finance a portion of the Project Costs and the other costs described in subsection (c) of this Section 2.1, the Authority will issue its Series Bonds which will mature, bear interest, be redeemable and have the other terms and conditions as set forth in the Authority Resolution.

     Section 2.2.  Representations and Covenants of the Borrower.
The Borrower makes the following representations and covenants as the basis for the undertakings on its part herein contained:

     (a) The Borrower is a corporation duly incorporated under the laws of the State of Minnesota, is in good standing under its articles of incorporation and the laws of the State of Minnesota and of the State, is duly authorized to do business in the State of Minnesota and in the State, has the power to enter into this Agreement, the Note and the Mortgage and to borrow money pursuant hereto and by proper corporate action has been duly authorized to execute and deliver this Agreement, the Note and the Mortgage.

     (b) Neither the execution and delivery of this Agreement, the Note and the Mortgage, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Agreement, the Note and the Mortgage will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Borrower is a party or by which it is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Borrower under the terms of any such instrument or agreement or violate any provision of the articles of incorporation or bylaws of the Borrower. No event has occurred and no condition exists which, with the passage of time or the giving of notice, would constitute an event of default under any such agreement or instrument.

     (c) So long as any of the Series Bonds shall be Outstanding, the Borrower will not take any action, or fail to take any action, or cause, suffer or permit others to take or fail to take action, which would (i) cause the Project not to qualify under the Act for the financial assistance provided by the Program (as such Act is in effect on the Closing Date) or
(ii) adversely affect the tax-exempt status of the interest payable on any of the Series Bonds then Outstanding.

     (d)  Neither "construction" nor "acquisition" of the Project
"commenced" prior to August 21, 1995 (the date of adoption of the Official Action Resolution) within the meanings ascribed to such terms under Section 144(a) of the Code.

     (e) No other bonds, notes or other obligations the interest on which is, or is claimed to be, exempt from federal income taxation under Section 103 of the Code are outstanding, the proceeds of which have been used to finance facilities located, in whole or in part, in the Municipality, the Principal User of which is the Borrower, any other Principal User of the Facilities or one or more Related Persons thereto, except as set forth in
Section 2.2(r).

     (f) The Facilities consist, and will at all times consist, entirely of land or of property which is of a character subject to the allowance for depreciation provided in the Code.

     (g) Substantially all (at least 95%) of the proceeds of the Series Bonds will be expended on costs of a manufacturing facility (within the meaning of Section 144(a)(12)(C) of the Code), properly capitalized or to be capitalized by the Borrower for federal income tax purposes (or which would be so capitalized but for (or with) a proper election by the Borrower), incurred with respect to the acquisition and improvement of land and acquisition and construction of facilities classified as depreciable property pursuant to the applicable provisions of the Code. No part of the Bond Proceeds will be used, directly or indirectly, to provide working capital or to finance inventory.

     (h)  No part of the Facilities was "placed in service"
(determined in accordance with the provisions of Section 144(a) of the Code) more than one year prior to the date of issue of the Series Bonds.

     (i) The Facilities will be located entirely within the Municipality.

     (j) The findings and determinations made by the Authority in the Official Action Resolution concerning the Borrower and the Project are true and correct. In particular, the financing of the Project will not have the effect of a transfer of jobs from one area of the State to another.

     (k) The availability of the financial assistance by the Authority as provided in this Agreement, in the Authority Resolution and by the Program has been a substantial inducement to the Borrower to undertake the Project and to locate the Project in the State.

     (1) No officer or official of the Authority has any interest (financial, employment or other) in the Borrower or the transactions contemplated by this Agreement. (m) Any items of Cost of the Project to be paid to the Borrower or its Related Persons reflect (i) direct cost of labor, materials or supplies, or (ii) overhead and profit attributable to the Project in accordance with generally accepted accounting principles, and not in excess of the amount that would have been paid to an unrelated Person.

     (n) The Borrower will be the only "principal user" (within the meaning of Section 144(a) of the Code) of the Facilities. The Borrower is the only Person in possession or control, by occupancy, lease, license, contract or otherwise, of any part of the Facilities.

     (o) The Borrower, any other Principal User of the Facilities and any Related Persons thereto do not operate any facility in any county or incorporated municipality which shares a common border with the Municipality, which facility is contiguous to the Land or which facility constitutes an "integrated facility" (as defined in Section 144(a) of the Code and applicable Treasury Regulations) with the Facilities or any part thereof.

     (p) The Facilities as designed will comply in all material respects with all presently applicable environmental, building, zoning and subdivision laws, ordinances, rules and regulations.

     (q) The Borrower reasonably estimates that the aggregate Cost of the Project will be at least $2,010,000, plus interest on the Series Bonds during the Construction Period of the Project but excluding amounts required to be deposited into the Loan Reserve Account or the Costs of Issuance Account.

     (r) The Borrower and its Related Persons do not presently intend to enter into any obligations which obligations would be used to or would tend to secure, in whole or in part, any "private activity bonds" within the meaning of Section 141(a) of the Code other than the Series Bonds. In addition, the Borrower and its Related Persons thereto do not presently intend to own or occupy, in whole or in part, any facilities which facilities would be financed, in whole or in part, by outstanding tax-exempt facility-related bonds" other than the Series Bonds. Neither the Borrower nor any of its Related Persons has owned or occupied Property that was financed in whole or in part from proceeds of tax-exempt facility-related bonds, except for those facilities in Blaine, Minnesota financed by bonds issued by the City of Blaine, Minnesota and the Minnesota Agricultural Board.

     (s) All Related Persons to the Borrower are set forth below:

       None

     (t) The "average maturity" of the Series Bonds is not more than 12.53 years and 120% of the "average reasonably expected economic life" of the Facilities is not less than 20.95 years (as such terms are determined in accordance with Section 147(b) of the Code, calculating for the average reasonably expected economic life of the Facilities from the date the Facilities are expected to be placed in service (July 1, 1998), which date is later than the Closing Date). Accordingly, 120% of the average reasonably expected economic life of the Facilities exceeds the average maturity of the Series Bonds.

     (u) No more than 25% of the proceeds of the Series Bonds shall be used to provide a facility the primary purpose of which is any of the following: retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. In addition, no portion of the proceeds of the Series Bonds shall be used to provide any of the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including rollerskating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, or racetrack, residential rental property, any airplane, skybox or other private luxury box, any health club facility, or any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises. In addition, none of the proceeds of the Series Bonds will be used for the acquisition of "land" within the meaning of Section 147(c) of the Code.

     (v) There has been no material adverse change in the condition of the Borrower (financial or otherwise), since the last annual and interim financial statements and reports furnished by the Borrower to the Authority in or pursuant to the Borrower's application to the Authority for financial assistance and the information contained in said statements fairly presents the financial condition of the Borrower as of the dates of such financial statements and reports.

     (w) There is no action or proceeding pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any court, administrative agency or arbitration board that may materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or the Note or which, if determined adversely to the Borrower, would result in a determination that the Borrower violated environmental laws, rules or administrative orders.

     (x) The Borrower has all requisite power and authority and all necessary authorizations, licenses and permits, without unusual restrictions or limitations, to own and operate its Property and to carry on its business as now conducted, and is duly qualified, is authorized to do business, and is in good standing in each jurisdiction where the character of its Property or the nature of its activities makes such qualification necessary.

     (y) The Borrower has no contingent liabilities other than those disclosed in the financial statements described in Section
2.2(v) hereof.

     (z) No event of default has occurred in any agreement as to any outstanding indebtedness of the Borrower for money borrowed and no condition, event or act exists which, with the giving of notice or the lapse of time, or both, would constitute such an event of default under any such agreement.

     (aa) The Facilities have not been and are not presently expected to be sold or otherwise disposed of by the Borrower during the term of the Series Bonds. The Facilities are being held by the Borrower for use in the Borrower's trade or business or for the production of income, within the meaning of Section 167 of the Code, and not for the purpose of resale.

     (bb) No proceeds of the Series Bonds will be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition.

     (cc) Neither the Borrower, any other Principal User of the Facilities during the three-year period beginning on the Closing Date, nor any "related person" within the meaning of Section 144(a)(3) of the Code to the Borrower or any other Principal User of the Facilities during the three-year period beginning on the Closing Date, will have allocated to them (all within the meaning of Section 144(a)(10) of the Code), as an owner or user of facilities financed from the proceeds of tax-exempt facility-related bonds outstanding on the Closing Date, including the Series Bonds, in an aggregate authorized face amount in excess of $40,000,000.

     (dd) The Facilities will not share any common facilities, including heating, cooling, parking, elevator and stairway facilities, with any other structure or facility.

     (ee) The Borrower will not permit any Person to become a "principal user" of the Facilities if as a result the limitations applicable under Section 144(a)(1) or 144(a)(10) of the Code would be violated and result in a loss of the exemption from federal income taxation of interest on the Series Bonds.

     (ff) The Borrower agrees not to lease, sell, assign, grant or convey all or any portion of the Facilities or any interest therein to the United States or any agency or instrumentality thereof within the meaning of Section 149(b) of the Code if the result thereof would be to cause the interest on the Series Bonds to become includable in gross income for purposes of federal income taxation.

     (gg)(1) The Borrower covenants not to invest, or cause to be invested, any "gross proceeds" of the Series Bonds (as defined in Section 148(f)(6)(B) of the Code and the regulations promulgated thereunder) if such investment would cause the interest to be paid to the Owner of any Series Bond to become includable in gross income of the recipient thereof for federal income tax purposes.

     (2) The Borrower shall cause to be made the calculation(s) required by the Investment Instructions and shall provide to the Authority and the Trustee such calculations with a letter from the Program Accountant verifying the accuracy of such calculations. The Authority shall direct the Trustee to make deposits to and disbursements from the Rebate Account in accordance with the Investment Instructions and to invest the Rebate Account pursuant to said Investment Instructions and direction from the Authority and direct the Trustee to deposit income from such investments immediately upon receipt thereof in the Rebate Account.

     (3) The Authority may deliver to the Borrower and the Trustee Investment Instructions that supersede or amend the extant Investment Instructions, if the new Investment Instructions are accompanied by an opinion of Bond Counsel addressed to the Authority and the Trustee to the effect that the use of said new Investment Instructions will not cause the interest on the Series Bonds to become includable in gross income for purposes of federal income taxation (other than to an Owner which is a substantial user of the Facilities or a related person thereto).

     (4) The Borrower shall cause to be made the computation of the Rebatable Arbitrage as of April 1 of each year described in
Section V of the Investment Instructions. If a deposit to the Rebate Account is required as a result of such computation, the Borrower shall notify the Authority and the Trustee by May 1 of each year that a payment is required and make such deposit. Records of the determinations required by this paragraph and
Section V of the Investment Instructions must be retained by the Borrower and the Trustee until six years after the Series Bonds are no longer outstanding.

     (5) Not later than 30 days after the end of the fifth bond year (30 days after April 1, 2000) and every five years thereafter, the Borrower shall direct the Trustee to pay to the United States at least ninety percent (90%) of the Rebate Amount from the amount on deposit in the Rebate Account as of such payment date as provided in the Authority Resolution. Not later than 30 days after the final retirement of the Series Bonds, the Borrower shall direct the Trustee to pay to the United States one hundred percent (100%) of the Rebate Amount from the Rebate Account as provided in the Indenture. Each payment required to be paid to the United States pursuant to this paragraph (5) shall be filed with the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255 or such other address as the Internal Revenue Service may designate from time to time. The Borrower shall provide with such direction a copy of Form 8038-T and a statement summarizing the determination of the amount to be paid to the United States.

     (6) The provisions of this subsection (gg) shall survive, until the Borrower observes its covenants and agreements under this Subsection (gg), the retirement and payment of the Series Bonds and the discharge of the other obligations of the Borrower hereunder.

     (7) Terms used in this Subsection (gg) which are not defined herein or in Section 1.1 of this Loan Agreement shall have the meanings set forth in the Investment Instructions.

     Section 2.3. Covenant with Bondowners. The Authority and the Borrower agree that this Agreement is executed in part to induce the purchase by others of the Series Bonds. Accordingly, subject to the provisions of Section 2.4 and Section 2.5 of this Agreement, all covenants and agreements on the part of the Authority and the Borrower set forth in this Agreement are hereby declared to be for the benefit of the Owners from time to time of such Series Bonds.

     Section 2.4. Capital Reserve Fund Right of Reimbursement. If any Capital Reserve Fund Payments are made from the Capital Reserve Fund with respect to the Series Bonds, the Borrower hereby agrees to reimburse the Capital Reserve Fund by payment to the Authority of an amount equal to the Capital Reserve Fund Reimbursement Amount. This obligation of the Borrower shall accrue as of the date a Capital Reserve Fund Payment is made and shall be secured as provided in Section 5.4 of this Agreement and enforced and reduced as provided in Section 10.2 of this Agreement and, in each case, as may be provided in the General Bond Resolution; provided, however, that such right of reimbursement shall be subordinate to the payment of the Note and as further provided in the General Bond Resolution.

     Section 2.5. Authority Right of Reimbursement. If the Authority elects to redeem the Series Bonds in whole or in part from any moneys available to the Authority for such purpose from any source other than the Capital Reserve Fund (and other than those sources pledged to pay Bonds pursuant to Section 1.04 of the General Bond Resolution), the Borrower hereby agrees to reimburse the Authority in an amount equal to the amount so paid by the Authority with respect to the Series Bonds. This obligation of the Borrower shall accrue as of the date the Authority makes such a payment and shall be secured as provided in Section 5.4 of this Agreement and enforced and reduced as provided in Section 10.2 of this Agreement and, in each case, as provided in the General Bond Resolution; provided, however, that such right of reimbursement shall be subordinate to the payment of the Note and as further provided in the General Bond Resolution.

                           ARTICLE III

           AGREEMENT TO ISSUE SERIES BONDS AND TO LOAN
  PROCEEDS THEREOF; BORROWER'S CONTRIBUTION TO COSTS OF PROJECT

     Section 3.1. Issuance of Series Bonds; Deposit of Bond Proceeds. In order to provide funds for (i) payment of all or a portion of the Cost of the Project, together with other payments and incidental expenses in connection therewith, (ii) a deposit into the Loan Reserve Account required under the provisions of the General Bond Resolution and (iii) certain Costs of Issuance with respect to the issuance of the Series Bonds, the Authority agrees that it will issue and sell the Series Bonds and cause the Bond Proceeds to be delivered to the Trustee.

     Section 3.2. Agreement To Make Loan. The Authority agrees that, upon (i) the sale and delivery of the Series Bonds and (ii) satisfaction of the terms and conditions set forth in this Agreement, it will and does hereby lend the Borrower the sum of $1,895,000 in accordance with the provisions of this Agreement, such loan to be evidenced by the Note. The obligation of the Authority to make said loan shall be discharged and the obligation of the Borrower hereunder and under the Note shall become effective, when the following sums, totaling $1,895,000, are deposited in the following funds and accounts established under the Authority Resolution, or are otherwise directly applied for certain purposes, in any case, in the following amounts:

     (1)  To the Loan Reserve Account, $178,000.00;

     (2)  To pay Costs of Issuance with respect to the Series
Bonds as a discount from the par amount of the Series Bonds, the amount of $37,900.00 (for underwriter's discount);

     (3)  To the Capitalized Interest Account, $102,924.67; and

     (4) To the Loan Account, $1,576,175.33, being the cash balance of the Bond Proceeds (other than amounts representing accrued interest on the Series Bonds), to pay the Cost of the Project.

     Section 3.3. Borrower's Contribution to Costs of the Project. The Borrower hereby represents that the amount of the Loan deposited into the Loan Account to pay for the Cost of the Project is less than the total Cost of the Project (other than interest payable on the Series Bonds during the Construction Period of the Project and Costs of Issuance) by an amount equal to $434,525. Accordingly, pursuant to the loan criteria for its Program, the Authority hereby requires the Borrower to make an equity contribution to pay for such deficiency in the Cost of the Project, such equity contribution to take the form of the payment of the costs of the acquisition of the Land and certain site improvements as a donation by Aberdeen Development Corporation, and the balance from funds contributed by the Borrower (including the deposit to the Loan Account as provided in Section 4.2(f) hereof), resulting in the cost of the Land, the Buildings and the Equipment upon completion of the Project exceeding the proceeds of the Series Bonds applied to the costs of acquisition or construction thereof. Such costs of acquisition, construction and installation of the Building and of Equipment so paid or funded shall not be paid or reimbursed to the Borrower from the Loan Account except as otherwise provided in Section 4.3 hereof.

                           ARTICLE IV

                   DEVELOPMENT OF THE PROJECT;
              APPLICATION OF MONEYS IN LOAN ACCOUNT

     Section 4.1. Prior Acquisition of Land. The Borrower will on or before the Closing Date acquire the Land in fee simple subject only to the Permitted Encumbrances.

     Section 4.2. Acquisition, Construction and Installation of the Facilities; Deposit to Loan Account.

     (a) The Borrower agrees that it will acquire, construct and install the Facilities or cause the Facilities to be acquired, constructed and installed on the Land in accordance with the Plans and Specifications.

     (b) The Borrower shall provide to the Trustee a copy of the Plans and Specifications. With the consent of the Authority, the Borrower may revise the Plans and Specifications from time to time; provided, however, that no material change shall be made in the Plans and Specifications which would alter the proposed use of the Facilities or materially reduce the cost of the Facilities, unless the Trustee shall be furnished with an unqualified opinion of Bond Counsel that construction of the Facilities in accordance with the revised Plans and Specifications will not adversely affect the tax-exempt status of the interest payable on the Series Bonds.

     (c) The Borrower hereby agrees that in order to effectuate the purposes of this Agreement, it will make, execute, acknowledge and deliver any contracts, order, receipts, writings and instructions with any other Persons, and in general do all things which may be requisite or proper, all for acquiring, construction and installing the Facilities. So long as the Borrower is not in default under any of the provisions of this Agreement, the Borrower shall carry out the acts and agreements provided in this Section 4.2 and such obligations shall not be terminated by act of the Authority or the Borrower. The Borrower agrees to acquire, construct and to install the Facilities with all reasonable dispatch, and to use its reasonable efforts to cause such acquisition, construction and installation to be completed by June 24, 1998, or as soon thereafter as may be practicable; but if for any reason such acquisition, construction and completion are not completed by said date, there shall be no resulting liability on the part of the Authority and no diminution in or postponement of the payments required in Section
5.1 hereof or under the Note to be paid by the Borrower.

     (d) The Borrower shall obtain all necessary approvals from any and all governmental agencies requisite to the acquiring, constructing and installation of the Facilities, and the Facilities shall be acquired, constructed and installed in compliance with all State and local laws, ordinances and regulations applicable thereto. The Borrower agrees that the improvements to be made with respect to the Facilities will not encroach upon or overhang any easement or right-of-way nor upon the land of others and that all improvements when erected shall be wholly within the building restriction lines however established and will not violate applicable use or other restrictions contained in prior conveyances, zoning ordinances or regulations. Upon completion of the Project, the Borrower shall obtain all required occupancy permits and authorizations from appropriate authorities, if any be required, authorizing the occupancy and uses of the Facilities for the purpose contemplated hereby.

     (e)  THE AUTHORITY MAKES NO WARRANTY, EITHER EXPRESS OR
IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION,
MERCHANTABILITY OR FITNESS OF THE FACILITIES OR THAT IT IS OR
WILL BE SUITABLE FOR THE BORROWER'S PURPOSES OR NEEDS.

     (f) On the date of issuance of the Series Bonds, the Borrower shall remit to the Trustee $315,000 in immediately available funds for deposit in the Loan Account for disbursement to pay Project Costs as provided in Section 4.3 hereof.

     Section 4.3.  Application of Moneys in Loan Account.

     (a) The Authority and the Borrower agree that upon substantial completion and completion of the Project and submission to the Trustee and the Project Supervisor of the certificates required by Section 4.4(a) or (b) hereof, as the case may be, the following items of costs and expenses incurred by the Borrower on and after the date of adoption by the Authority of the Official Action Resolution in connection with the Project and theretofore paid may be reimbursed from moneys in the Loan Account to the extent permitted by and subject to the limitations of the Act, the Code and this Agreement:

          (i) the cost of preparing the Plans and Specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof);

          (ii) all costs of acquiring, constructing, equipping and installing the Facilities (including architectural, engineering and supervisory services with respect thereto), but shall not include any costs of the acquisition of the Land or site improvements;

          (iii) any expenses of the Borrower in enforcing any remedy against any contractor or subcontractor in accordance with Section 4.7 hereof;

          (iv) the cost of all premiums (A) for any title insurance on the Land paid during the Construction Period and (B) for all insurance maintained pursuant to Section 6.4 hereof during the Construction Period for such Facility;

          (v) any taxes, assessments and other charges specified in Section 6.3 hereof during the Construction Period for the Project;

          (vi) fees, taxes, charges and other expenses for recording or filing, as the case may be, this Agreement, any other agreements contemplated hereby, the Mortgage, the Series Supplemental Resolution, any financing statements and any other documents that the Authority or the Trustee may deem desirable in order to perfect or protect any security interest contemplated by this Agreement, the Mortgage or the Series Supplemental Resolution;

          (vii) any Costs of Issuance (except underwriter's discount), subject to Section 8.7 hereof;

          (viii) to pay interest owing on the Series Bonds during the Construction Period (pursuant to Section 5.1 of this Agreement);

          (ix)  all fees and expenses of the Project Supervisor;
     and

          (x) all advances, payments and expenditures made by the Authority or any other person with respect to the foregoing expenses.

All of the foregoing Costs of the Project are hereby approved by the Authority as "Project Costs" (within the meaning of the General Bond Resolution) with respect to the Project.

     In addition, from the Borrower funds deposited in the Loan
Account pursuant to Section 4.2(f) hereof (with investment income thereon, the "Equity Deposit"), the Trustee may make disbursements to the Borrower for the reimbursement of Project
Costs theretofore paid by the Borrower.

     (b) As conditions precedent to the payment of funds from the Loan Account, except with respect to capitalized interest and Costs of Issuance, the Borrower shall deliver to the Project Supervisor, a requisition complying with Section 5.2(b) of the General Bond Resolution executed by an Authorized Representative of the Borrower together with the following: (i) copies of invoices, bills or other similar proof from vendors of services, materials, goods or property that a payment is required from the Loan Account with respect to the Project (and in the case of disbursement from the Equity Deposit, evidence of payment thereof by the Borrower), and (ii) copies of lien waivers with respect to all work done or materials supplied for the Project for which payment was made pursuant to all previous draw requests, unless theretofore furnished to the Project Supervisor. The Project Supervisor shall certify to the Trustee in writing the receipt of all of such items, stating that they are in conformity with the requirements of this Agreement.

     Notwithstanding anything contained herein to the contrary,

          (i) The Trustee shall make no advances from the Loan Account while there is any lien or encumbrance upon the Land, other than Permitted Encumbrances, nor will the Trustee make any advances from the Loan Account while there is any charge, question or claim of any kind whatsoever, whether of record or not, which, in the opinion of Independent Counsel for the Trustee, may constitute a cloud on the title to the Land, render the title to the Land unmarketable, or otherwise invalidate or have priority over the Mortgage or in any way render the Loan or its enforcement insecure;

          (ii) Neither the Authority nor the Trustee shall be under any obligation to see to the proper application of advances by the Borrower, its contractor or subcontractor, and nothing shall prevent the Authority or the Trustee from deducting from any advance, any sums due to the Authority or the Trustee from the Borrower for sums paid and expended by the Authority or the Trustee for taxes or assessments, for insurance premiums and like payments, pursuant to its or their rights under the terms hereof; and

          (iii) No advance other than for capitalized interest or from the Equity Deposit shall be made by the Trustee until the Borrower presents to the Trustee (A) a certificate of substantial completion as set forth in Section 4.4(a) hereof and (B) a certificate of the grantor or its successor, in recordable form, to the effect that the Project has satisfied and is released from the covenants in the Statement to Conditions, Covenants, Restrictions and Reservations and Easements Affecting Aberdeen East Industrial Park, Aberdeen, South Dakota, dated November 7, 1995, made by Aberdeen Development Corporation, relating to the construction and completion of the Project.

     In connection with clauses (i), (ii) and (iii) above and the preconditions established therein, the Trustee may request the Project Supervisor to certify to the Trustee the existence of such preconditions in connection with making any advances from the Loan Account and the Trustee shall be entitled to rely conclusively upon such certification. In rendering such certification, the Project Supervisor may rely on an opinion of Independent Counsel to the extent such certification covers matters of law. In addition, in making any such payment from the Loan Account the Trustee may rely on such requisitions and proof delivered to it and the Trustee shall be relieved of all liability with respect to making such payments if such payments are made in accordance with the foregoing. The Borrower hereby agrees that it shall pay all reasonable costs of filing such requisitions and proof delivered to the Trustee and the Project Supervisor.

     The Trustee shall keep and maintain adequate records pertaining to the Loan Account and all disbursements therefrom, and after the Project has been completed and the Borrower has filed with the Authority a certificate of completion of the Project as otherwise provided, the Authority thereafter shall file an accounting with respect to the Loan Account and all disbursements therefrom with the Authority and with the Borrower.

     Notwithstanding anything contained herein, no funds shall be disbursed from the Loan Account, except with respect to interest during construction or from the Equity Deposit, until the Trustee has received the title insurance policy and survey required by
Section 4.6 hereof and certificates evidencing the insurance coverage required by Sections 6.4 and 6.5 hereof.

     (c) Upon (i) completion of the Project as certified to pursuant to Section 4.4(b) hereof, or (ii) the acceleration of the Loan pursuant to Section 10.2(a)(i) of this Agreement, any moneys remaining in the Loan Account, except for amounts to be paid pursuant to the draw made upon completion or those retained therein for the payment of incurred and unpaid items of the Cost of the Project, shall be applied in accordance with Section 5.02(b) of the General Bond Resolution; provided that minor items of work and materials awaiting seasonal completion may be specified in the Borrower's requisition, which specification shall include the amount, not to exceed three percent (3%) of the Loan, required to be seasonably completed, and upon completion of such work and disbursement of such funds following a further requisition of the Borrower under this Section 4.3, any remaining funds in the Loan Account shall be applied in accordance with
Section 5.02(b) of the General Bond Resolution.

     Section 4.4.  Certificates of Substantial Completion and
Completion.

     (a) Substantial completion of the Project (apart from acquisition and installation of all items of Equipment) shall be evidenced by a certificate signed by an Authorized Representative of the Borrower and the Project Supervisor stating that (i) the acquisition, construction and installation of the Facilities (exclusive of the acquisition and installation of all items of Equipment) has been completed substantially in accordance with the Plans and Specifications therefor, (ii) all costs and expenses of acquiring, constructing and installing the Facilities (exclusive of items of Equipment thereafter to be acquired and installed) have been paid or provided for, (iii) that there exists no Liens or encumbrances with respect to the Project other than Permitted Encumbrances or Liens and encumbrances which the Authority or the Trustee shall have waived in writing, and (iv) that, as certified by the Borrower, any disbursement from the Loan Account for reimbursement of such Costs of the Project shall not cause the Borrower to be in default in its obligations hereunder, including Section 3.3 hereof; provided that minor items of work and materials awaiting seasonal completion may be specified in the Borrower's requisition, which specification shall include the amount, not to exceed three percent (3%) of the Loan, required to be seasonably completed.

     (b) Completion of the Project from shall be evidenced by a certificate signed by an Authorized Representative of the Borrower and the Project Supervisor stating that (i) the acquisition, construction and installation of the Facilities has been completed substantially in accordance with the Plans and Specifications therefor and (ii) except for amounts to be retained in the Loan Account as provided in Section 4.3(c) hereof, all costs and expenses of acquiring, constructing and installing the Facilities have been paid or provided for and that there exists no Liens or encumbrances with respect to the Project other than Permitted Encumbrances or Liens and encumbrances which the Authority or the Trustee shall have waived in writing; provided that minor items of work and materials awaiting seasonal completion may be specified in the Borrower's requisition, which specification shall include the amount, not to exceed three percent (3%) of the Loan, required to be seasonably completed.

     Section 4.5. Completion by Borrower. To the extent that the Bond Proceeds that are deposited into the Loan Account are not sufficient to pay in full all costs of the Project, as is contemplated in Section 3.3 hereof, the Borrower agrees to pay all sums as may be necessary to complete the Project. At the Trustee's request, the Borrower will provide the Trustee with evidence satisfactory to the Trustee as to whether or not the remaining moneys in the Loan Account available to pay the Costs of the Project shall be sufficient to pay the remaining Costs of the Project. In the event that the Trustee, or the Project Supervisor at the request of the Trustee, shall determine at any time that the remaining moneys in the Loan Account available for payment of the remaining Costs of the Project shall not be sufficient to pay the costs thereof in full, the Trustee shall give written notice thereof to the Borrower and the Borrower shall promptly pay to the Trustee for deposit into the Loan Account moneys sufficient to pay the Costs of the Project in excess of the moneys available therefor in the Loan Account. The Trustee shall make such determination each time the Plans and Specifications are revised in accordance with Section 4.2(b) of this Agreement. No payment by the Borrower pursuant to this
Section 4.5 shall entitle the Borrower to any diminution or abatement of the other amounts payable by the Borrower under this Agreement or the Note.

     Section 4.6.  Title Insurance and Survey.

     (a) The Borrower at its own expense has obtained or will obtain, and throughout the Loan Term will maintain in force, a policy or policies of title insurance (ALTA extended coverage form) written by a title insurance company licensed to do business in the State and satisfactory to the Authority in the face amount of the Note insuring for the benefit of the Authority as the holder of the Note the Lien of the Mortgage on the Land as a first mortgage lien on the Land, free and clear of Liens or encumbrances except Permitted Encumbrances. The Net Proceeds of such insurance, if received prior to the Completion Date of the Project, shall be delivered to the Trustee and deposited in the Loan Account and, if received thereafter, shall be delivered to the Trustee and deposited in the Special Redemption Account.

     (b) In addition, the Borrower shall concurrently with the execution and delivery of this Agreement deliver to the Authority and the Trustee, a plat or survey of the Land prepared by a registered land surveyor, addressed and certified to the Authority and the Trustee, containing the correct legal description of and showing and listing by document number all easements, encroachments and other encumbrances upon the Land and the location of all improvements thereon and encroachments and overlaps with respect thereto.

     Section 4.7. Remedies To Be Pursued Against Contractors and Subcontractors and their Sureties. In the event of default of any contractor or subcontractor under any contract made by it in connection with the Project or in the event of a breach of warranty with respect to any materials, workmanship, or performance guaranty, the Borrower shall promptly proceed, either separately or in conjunction with others, to exhaust the remedies of the Borrower against the contractor or subcontractor so in default and against each surety for the performance of such contract. The Borrower agrees to advise the Authority of the steps it intends to take in connection with any such default.
The Borrower may prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Borrower deems reasonably necessary. The Net Proceeds of any amounts recovered pursuant to this Section 4.7, if received prior to the Completion Date, shall be delivered to the Trustee and deposited in the Loan Account and, if received thereafter, shall be delivered to the Trustee and deposited in the Special Redemption Account.

                            ARTICLE V
             REPAYMENT PROVISIONS; SECURITY CLAUSES




     Section 5.1.  Repayment of Loan.

     (a) Principal of the Loan shall be paid by the Borrower on the dates and in the amounts provided in the Note. Interest on the unpaid balance of the Loan shall be payable at the times stated in the Note at the rate provided in the Note. All such amounts to be so paid shall be paid by the Borrower to the Trustee on behalf of the Authority.

     (b) The Note shall provide that interest thereon shall accrue from the date thereof and shall be payable thereon on the first day of the following month and thereafter on the first day of each month until the principal sum of the Loan is discharged, each such payment to include interest payable in advance due to and including the first day of the next succeeding month. The principal amount of the Loan shall be payable at the same times and in the same manner as interest. Principal and interest payments on the Loan shall be made in monthly installments through the date of final maturity of the Note, applied first to the payment of interest then due on the unpaid principal amount of the Loan, and the remaining balance of each such installment applied to the Loan. The monthly installments to be paid on the Loan shall be in an amount equal to (i) one-sixth of the interest payable on the Series Bonds on the next succeeding Interest Payment Date and (ii) one-twelfth of the principal payable on the Series Bonds on the next two succeeding Interest Payment Dates, whether at Stated Maturity or upon Sinking Fund Redemption; provided that such payments shall be redeemed or abated, in inverse chronological order before an Interest Payment Date, by any amounts then on deposit in the Holding Account and available to pay such interest or principal on such Interest Payment Date, and provided further that the installment payable on July 1, 1996 shall be in the amount of $3,056.80. All payments of principal of, premium, if any, and interest on the Note by the Borrower shall be made to the Trustee at the address set forth in Section
12.1 of this Agreement.

     (c) If on any Interest Payment Date the amount then on deposit in the Holding Account shall not be sufficient to pay the interest on or principal of the Series Bonds then due, the Borrower shall forthwith pay any such deficiency into the Revenue
Account for transfer into the Holding Account.

     (d) The Borrower shall have the option to make payments designated as and representing advance loan payments on the Note under and pursuant to this Agreement (or Section 5.2 of this Agreement) to the Trustee for deposit in the Revenue Account. Such payments shall not in any way alter or suspend any obligations of the Borrower under the terms of this Agreement (i) except to the extent that such payment shall be transferred by the Trustee under the provisions of the Authority Resolution to the Holding Account and shall result in a credit against payments on the Note as provided in Section 5.1(b) of this Agreement or the retirement of principal amounts of the Series Bonds, pursuant to these provisions, or (ii) except to the extent that such payments shall otherwise be transferred by the Trustee in accordance with the provisions of Section 5.06(a) of the General Bond Resolution and shall result in a credit against payments as provided in Section 5.2 of this Agreement; and the Borrower shall, in either case, continue to perform and be responsible for the performance of all the terms and provisions of this Agreement.

     (e) If at any time the amount held by the Trustee in the Holding Account and the Loan Reserve Account shall be sufficient to pay at the times required the principal of, premium, if any, and interest on the Series Bonds then unpaid, the Borrower shall not be obligated to make any further payments under the foregoing provisions.

     (f) If the Borrower should fail to pay when due an amount required under this Section 5.1, the amount so in default shall continue as an obligation of the Borrower until it shall have been fully paid, and the Borrower shall pay the same with interest thereon at the Bond Rate until paid.

     (g) The Borrower agrees to make the above-mentioned payments without any further notice, in lawful money of the United States of America which, at the time of payment, shall be legal tender for the payment of public and private debts.

     Section 5.2.  Other Amounts Payable.

     (a) The Borrower shall pay to the Trustee for deposit by the Trustee in the Revenue Account, the following amounts (in addition to those amounts described in Section 5.1(b) of this Agreement) at the times set forth below:

          (i) On April 1 of each year, the Program Payments due with respect to the Bond Year then ended; provided, however, that, to the extent that on any April 1 there are amounts in the Revenue Account in excess of the amounts required to be deposited therein pursuant to Section 5.1, Section 5.2(a)(i), Section 5.2(a)(ii) and Section 5.2(a)(iii) of this Agreement, the amount required to be paid by the Borrower pursuant to this Section 5.2(a)(i) shall be reduced by the amount of such excess;

          (ii) On each April 1 and October 1, a sum sufficient to satisfy any outstanding Capital Reserve Fund
     Reimbursement Amount;

          (iii) On each Interest Payment Date, a sum sufficient so that amounts then on deposit in the Loan Reserve Account shall not be less than the Loan Reserve Account Requirement.

     (b) Notwithstanding anything contained in this Agreement to the contrary, any amount payable as and for an outstanding
Capital Reserve Fund Reimbursement Amount under Section
5.2(a)(ii) of this Agreement shall not be payable as and for unpaid amounts due under Section 5.1(b) and Section 5.1(f) of this Agreement.

     (c) Notwithstanding anything contained in this Agreement to the contrary, any amount payable pursuant to Section 5.2(a)(iii) of this Agreement shall not be payable as and for unpaid amounts due under Section 5.1(b) and Section 5.1(f) of this Agreement.

     (d) In addition to the foregoing payments, the Borrower shall make such reports and shall pay during the Loan Term the annual fees required to maintain the secondary market trading of the Series Bonds in the State. Such fees shall be paid directly by the Borrower to the South Dakota Department of Commerce and Regulation, Division of Securities, by the time required by law each year, with the Borrower to provide evidence satisfactory to the Authority to be provided to the Authority that each such payment has been made. The Borrower shall also make such reports and pay such fees in any other state designated by the Authority in writing.

     (e) Simultaneously with the delivery by the Borrower of the certificate of completion of the Project pursuant to Section 4.4(b) of this Agreement, the Borrower shall pay to the Trustee for deposit into the Loan Account all amounts equal to capitalized interest that the Borrower withdrew from the Loan Account pursuant to Section 4.3(a)(viii) of this Agreement (except that the Borrower shall not be required to pay such amounts to the extent that such capitalized interest has been paid from investment earnings deposited in or transferred to the Loan Account, and available to pay capitalized interest owing on the Series Bonds during the Construction Period). In lieu of making any payments required pursuant to the preceding sentence, the Borrower may, instead, deposit with the Trustee and the Project Supervisor proof satisfactory to the Trustee and the Project Supervisor that an amount equal to such payments has been made to pay certain Costs of the Project and that such Costs of the Project have not been the subject of any requisition submitted pursuant to Section 4.3(a) of this Agreement or have been paid from the Borrower's equity contribution pursuant to
Section 3.3 and Section 4.3(b)(iv) of this Agreement.

     Section 5.3. Obligations of Borrower Unconditional. The obligations of the Borrower to make the payments required by this Agreement and the Note and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Authority or the Trustee or any Owners of the Bonds. The Borrower agrees it will not (i) suspend, discontinue or abate any payment required by this Agreement and the Note or (ii) fail to observe any of its other covenants or agreements in this Agreement and the Note or (iii) seek judicial or other relief from the obligations to make any payment required by, or to perform any covenant in, this Agreement and the Note or
(iv) except as provided in Section 7.1(b), Section 7.2(b) or
Section 11.1 hereof, terminate this Agreement for any cause whatsoever including, without limiting the generality of the foregoing, failure to complete the Project, failure of the Borrower to use the Facilities as contemplated in this Agreement or otherwise, any defect in the title, design, operation, merchantability, fitness or condition of the Facilities or in the suitability of the Facilities for the Borrower's purposes or needs, failure of consideration, destruction of or damage to the Facilities, commercial frustration of purpose, or the taking by Condemnation of title to or the use of all or any part of the Facilities, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Authority to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Agreement. Nothing contained in this Section 5.3 shall be construed to release the Authority from the performance of any of the agreements on its part contained in this Agreement.

     Section 5.4.  Security Clauses.

     (a) In order to secure the payment of this Agreement, the Note and the Series Bonds according to their tenor and effect, and to secure the right of reimbursement of the Capital Reserve Fund provided for in Section 2.4 of this Agreement and the right of reimbursement of the Authority provided for in Section 2.5 of this Agreement and to secure the performance by the Borrower of all of its covenants expressed or implied in this Agreement, the Borrower shall concurrently herewith grant and deliver a mortgage lien to the Authority in the Land and all buildings, structures and fixtures and certain equipment heretofore or hereafter placed thereon pursuant to the Mortgage, which Mortgage is to be pledged by the Authority to the Bondowners pursuant to the Authority Resolution as security for the Series Bonds. The Mortgage shall be subject only to Permitted Encumbrances.

     (b) In order further to secure the payment of this Agreement, the Note and the Series Bonds according to their tenor and effect, and to secure the right of reimbursement of the Capital Reserve Fund provided for in Section 2.4 of this Agreement and the right of reimbursement of the Authority provided for in Section 2.5 of this Agreement and to secure the performance by the Borrower of all its covenants expressed or implied in this Agreement, the Borrower hereby grants to the Authority a first security interest in the Equipment, and agrees that this Agreement shall be deemed to be a security interest within the meaning of the Uniform Commercial Code of the State. The Borrower agrees that in the event that any additional items of machinery, equipment, furniture or other personal property are located on the Land or in the Project or are used in the operations of the Project, this Agreement shall immediately attach to and constitute a security interest in such additional items without further act or deed of the Borrower, and such items shall become Equipment for all purposes of this Agreement. Notwithstanding the foregoing, the Borrower agrees that promptly upon the location or use of such additional items of personal property at or in the Project to furnish to the Trustee a description of the additional items of personal property, which description shall be sufficient for the creation and perfection of a security interest in said equipment under the Uniform Commercial Code of the State, and a statement to the effect that such items of equipment are owned by the Borrower and are free and clear of all security interests, liens, and encumbrances of any kind whatsoever (other than Permitted Encumbrances). The Authority's rights herein as secured party are to be pledged by the Authority to the Bondowners pursuant to the Authority Resolution as security for the Series Bonds.

     (c) The Borrower shall have the right at any time or from time to time to sell or otherwise dispose of all or any part of the Equipment subject, however, to all of the following terms and conditions:

          (i) the Borrower shall, prior to or simultaneously with, any such sale or other disposition of any item of Equipment, cause to be substituted therefor equipment which is determined by the Trustee to have a value substantially equal to the value of the item of Equipment so sold or otherwise disposed of at the time the item of Equipment was originally acquired by the Borrower pursuant to the terms hereof, but which equipment may, however, be of a different kind or type or have a different function or purpose;

          (ii) the security interest granted pursuant to subsection (b) of this Section 5.4 shall attach to the equipment so substituted upon its acquisition by the Borrower and its installation on the Land and prior to the sale or other disposition of the equipment originally subject to such security interest;

          (iii) the Borrower shall execute any and all documents, instruments, agreements or other writings (including, but not limited to, one or more Uniform Commercial Code financing statements) and otherwise do all acts and things which the Authority or the Trustee shall reasonably deem necessary or advisable to perfect or continue perfection of a security interest in the equipment so substituted;

          (iv) the Borrower shall pay any and all reasonable expenses (including, but not limited to, any applicable filing fees) incurred by the Authority or the Trustee in connection with the perfection or continuation of such security interest; and

          (v) the Borrower shall, not less than fifteen days prior to the consummation of any such sale or disposition, furnish the Trustee with a certificate signed by an Authorized Representative of the Borrower setting forth (1) a description of the item of Equipment which the Borrower proposes to sell or otherwise dispose of, which description has been previously set forth in the copy of Exhibit B hereto maintained by the Trustee in accordance with Section
     8.04 of the Series Supplemental Resolution, (2) a description of the equipment to be proposed to be substituted for the item of Equipment sold or otherwise disposed of, which description shall be sufficient for the creation and perfection of a security interest in said equipment under the Uniform Commercial Code of the State,
     (3) a statement to the effect that the equipment proposed to be so substituted is now owned by and in the possession of the Borrower and is free and clear of all security interests, liens, and encumbrances of any kind whatsoever (other than Permitted Encumbrances), and (4) a submission of reasonable proof satisfactory to the Trustee that such equipment proposed to be substituted is now owned by and in possession of the Borrower and is free and clear of all security interest, liens and encumbrances of any kind whatsoever (other than Permitted Encumbrances).

     The description of substituted equipment provided for in
Section 5.4(c)(v)(2) above shall, when furnished to the Trustee, constitute an amendment or supplement to Exhibit B hereof. Items of Equipment replaced and substituted pursuant to the terms of this Section 5.4(c) shall be deleted from Exhibit B by the Trustee.

     The Borrower shall not substitute or replace any item of Equipment pursuant to this Section 5.4(c) for any property which is not free and clear of all security interests, liens and encumbrances of any kind whatsoever (other than Permitted
Encumbrances).

     (d) The Borrower will from time to time, upon the written request of the Authority or the Trustee, file with the Authority and the Trustee a list of Equipment currently on the Land, which list shall further identify said items of equipment substituted pursuant to Section 5.4(c) hereof and the date and reason for substitution. The Borrower shall have sixty days in which to respond to each such request, but shall be obligated to respond to such request no more than twice each calendar year.

     (e) Notwithstanding the provisions set forth in Section 5.4(c) of this Agreement, the Borrower shall have the right at any time or from time to time to sell or otherwise dispose of all or any part of the Equipment free and clear of the security interest set forth in Section 5.4(b) and Section 5.4(c) of this Agreement, without being obligated to substitute new equipment therefor, if:

          (i) The items of Equipment so disposed from time to time have an aggregate Appraised Value at the time of disposition not in excess of $1,000 (the Borrower is to furnish to the Trustee written evidence of such Appraised Value for each item of Equipment so disposed); or

          (ii) The ratio of the outstanding principal amount of the Loan to the Appraised Value of the Collateral (excluding the items of Equipment to be so disposed) at the time of the proposed disposition shall not be less than eighty percent (80%) (the Borrower is to furnish to the Trustee written evidence of such Appraised Value of the Collateral).

     Section 5.5.  Investment of Funds and Accounts; Consent to
Election.

     (a) Notwithstanding anything contained in this Agreement to the contrary, any moneys at any time in the Loan Reserve Account, the Loan Account, the Holding Account, the Optional Redemption Account, the Rebate Account, the Reconstruction Account, the Reimbursement Account, the Revenue Account, the Special Redemption Account or any other Fund or Account created under, or authorized by, the General Bond Resolution or the Series Supplemental Resolution may be invested and reinvested by the Authority as provided in Section 5.16 of the General Bond Resolution and any letter of instruction issued by the Authority to the Trustee thereunder, to which such investment and reinvestment, the Borrower hereby consents. Neither the Authority nor its members, officers or employees shall be liable for any rate of interest achieved or not achieved on such investment or for any depreciation in the value of, or for any loss arising from, any such investment. Investment income earned from money deposited in any such Funds and Accounts shall be applied by the Trustee in the manner provided for in the Authority Resolution.

     (b) The Borrower hereby consents to the election made by the Authority in Section 2.10 of the Series Supplemental
Resolution with respect to Section 144(a)(4) of the Code.

                           ARTICLE VI

         MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

     Section 6.1.  Maintenance and Modifications of Collateral by
Borrower.

     (a) The Borrower agrees that during the Loan Term it will, at its own expense, (i) keep the Collateral in as reasonably safe condition as its operations shall permit; (ii) make all necessary repairs and replacements to the Collateral (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen); and (iii) operate the Collateral in a sound and economic manner.

     (b) The Borrower from time to time may, at its own expense, make any structural additions, modifications or improvements to the Collateral or any part thereof which it may deem desirable. All such structural additions, modifications or improvements so made by the Borrower shall become a part of the Collateral. The Borrower agrees to deliver to the Authority all documents which may be necessary or appropriate to convey to the Authority a mortgage lien of the priority described in Section 5.4 of this Agreement, or other satisfactory security interest in, such Collateral.

     Section 6.2.  Installation of Additional Personalty.
Subject to the provisions of Section 5.4 of this Agreement and the Mortgage, the Borrower from time to time may, at its own expense, install additional machinery, equipment or other personal property in the Facilities (which may be attached or affixed to the Collateral) not constituting Equipment, and such machinery, equipment or other personal property shall not become, or be deemed to become, a part of the Collateral. The Borrower shall keep appropriate records of all of such machinery, equipment or other personal property installed at the Facilities sufficient to identify the same. Subject to the Mortgage, the Borrower from time to time may remove or permit the removal of such machinery, equipment and other personal property from the Facilities and may create or permit to be created any Lien on such machinery, equipment or other personal property; provided that any such removal of such machinery, equipment or other personal property shall not adversely affect the structural integrity of the Facilities or impair the overall operating efficiency of the Facilities for the purposes for which they are intended and provided further that if any damage is occasioned to the Facilities by such removal, the Borrower agrees to repair promptly such damage at its own expense.

     Section 6.3.  Taxes, Assessments and Utility Charges.

     (a) The Borrower agrees to pay, as the same respectively become due, (i) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to (1) the Collateral, (2) any machinery, equipment or other property installed or brought by the Borrower therein or thereon (including without limitation any sale or use taxes), (3) the employees of the Borrower located at or assigned to the Facilities, and (4) the income or revenues of the Borrower from the Facilities, (ii) all utility and other charges, including "service charges," incurred or imposed for the operation, maintenance, use, occupancy, upkeep and improvement of the Collateral, and (iii) all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated under this Agreement to pay only such installments as are required to be paid during the Loan Term.

     (b) The Borrower may in good faith contest any such taxes, assessments and other charges. In the event of any such contest, the Borrower may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom; provided that adequate book reserves in accordance with generally accepted accounting principles (in the opinion of the Borrower's Accountant) have been established with respect thereto. If the Authority or the Trustee shall notify the Borrower that by nonpayment of any such items the Mortgage or security interest created pursuant to Section 5.4(b) and (c) as to any part of the Collateral will be materially endangered or the Collateral or any part thereof will be subject to loss or forfeiture, however, such taxes, assessments or charges shall be paid promptly or secured by posting a bond in form and substance satisfactory to the Authority and the Trustee.

     Section 6.4. Insurance Required. At all times throughout the Loan Term, including without limitation during any period of construction of the Facilities, the Borrower shall, at its own expense, maintain insurance against such risks and for such amounts as are customarily insured against by businesses of like size and type, and shall pay, as the same become due and payable, all premiums in respect thereof, including, but not necessarily limited to:

     (a) Insurance protecting the interests of the Borrower, the Trustee and the Authority against loss or damage to the Collateral by fire, lightning or other casualties, with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the lesser of the full insurable value of the Collateral or the outstanding principal amount of the Note.

     (As an alternative to the above requirements in this subsection (a), the Borrower may insure such Property under a blanket insurance policy or policies covering not only the Collateral but other Property as well).

     (b) Workers' compensation insurance, disability benefits insurance, and each other form of insurance which the Borrower is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Borrower who are located at or assigned to the Facilities.

     (c) Insurance protecting the Borrower against loss or losses from liabilities (including, without limitation, products liability) imposed by law or assumed in any written contract and arising from bodily injury including personal injury and death and damage to the Property of others, caused by any accident or occurrence, with limits of not less than $1,000,000 per accident or occurrence, excluding liability imposed upon the Borrower by any applicable workmen's compensation law; and a blanket excess liability policy in the amount not less than $2,000,000, protecting the Borrower against any loss or liability or damage for bodily injury including personal injury and death and Property damage.

     (d) The Borrower may satisfy the requirements of subsections (a) through (c) of this Section 6.4 through builder's risk insurance during construction of the Project.

     Section 6.5.  Additional Provisions Respecting Insurance.

     (a) All insurance required by Section 6.4 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Borrower and authorized to write such insurance in the State. Such insurance may be written with deductible amounts acceptable to the Authority. All policies evidencing such insurance shall provide for (i) payment of the losses to the Borrower, the Authority and the Trustee as their respective interests may appear, and (ii) at least thirty (30) days' written notice of the proposed cancellation thereof to the Borrower and the Trustee. The policies required by Section 6.4(a) hereof shall contain standard mortgagee clauses requiring that all Net Proceeds of insurance resulting from any claim in excess of $50,000 for loss or damage covered thereby be paid to the Trustee.

     (b) All such policies of insurance, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with the Trustee on or before the Closing Date. Prior to expiration of any such policy, the Borrower shall not less than thirty (30) days before such expiration furnish the Trustee with evidence that the policy has been renewed or replaced or is no longer required by this Agreement.

     Section 6.6. Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to (i) subsection
(a) of Section 6.4 hereof shall be applied as provided in Section
7.1 hereof and (ii) subsections (b) and (c) of Section 6.4 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

     Section 6.7. Right of Authority To Pay Taxes, Insurance Premiums and Other Charges. If the Borrower fails (i) to pay any tax, assessment or other governmental charge required to be paid by Section 6.3 hereof or (ii) to maintain any insurance required to be maintained by Section 6.4 hereof, the Authority or the Trustee may pay such tax, assessment or other governmental charge or the premium for such insurance. No such payment by the Authority or the Trustee shall affect or impair any rights of the Authority under this Agreement, the Note and the Mortgage or of the Authority or the Trustee under the Authority Resolution arising as a consequence of such failure by the Borrower. The Borrower shall reimburse the Authority or the Trustee, as the case may be, for any amount so paid by the Authority or the Trustee, as the case may be, pursuant to this Section 6.7, together with interest thereon from the date of payment by the Authority at the Bond Rate.

     Section 6.8. Environmental Matters. To the best knowledge of the Borrower, based on the Phase I Environmental Assessment, dated May 10, 1996, prepared by Gem Star Associates, Inc., of Waubay, South Dakota, and other inquiry deemed reasonable by the Borrower, (i) no dangerous, toxic or hazardous pollutants, contaminants, chemicals, waste, materials or substances, as defined in or governed by the provisions of any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto (collectively, "Environmental Regulations"), and also including urea-formaldehyde, polychlorinated biphenyls, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, or any other waste, material, substance, pollutant or contaminant which would subject the owner of the Facilities to any damages, penalties or liabilities under any applicable Environmental Regulation (collectively, "Hazardous Substances") are now or have been stored, located, generated, produced, processed, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the Facilities; (ii) no threat exists of a discharge, release or emission of a Hazardous Substance upon or from the Facilities into the environment; (iii) the Facilities have not been used as or for a mine, a landfill, a dump or other disposal facility, industrial or manufacturing facility, or a gasoline service station; (iv) no underground storage tank is now located in the Facilities or has previously been located therein but has been removed therefrom; (v) no violation of any Environmental Regulation now exists relating to the Facilities, no notice of any such violation or any alleged violation thereof has been issued or given by any governmental entity or agency, and there is not now any investigation or report involving the Facilities by any governmental entity or agency which in any way relates to Hazardous Substances; (vi) no person, party or private or governmental agency or entity has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in (i) above; (vii) there are not now any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances, in, upon, under, over or from the Facilities; (viii) the Facilities are not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites or any other list of Hazardous Substance sites maintained by any federal, state or local governmental agency; and (ix) the Facilities are not subject to any lien or claim for lien or threat of a lien in favor of any governmental entity or agency as a result of any release or threatened release of any Hazardous Substance.

     The Borrower shall not store, locate, generate, produce, process, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Facilities, shall not permit any Hazardous Substance to be stored, located, generated, produced, processed, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom, shall cause all Hazardous Substances found thereon to be properly removed therefrom and properly disposed of in accordance with all applicable Environmental Regulations, shall not install or permit to be installed any underground storage tank therein or thereunder, and shall comply with all Environmental Regulations which are applicable to the Facilities; provided, however, that the Borrower may store, use, transfer and dispose of commercial quantities of Hazardous Substances necessary for its business operations at the Facilities and used in the ordinary course of business, so long as the storage, use, transfer and disposal of such Hazardous Substances is in compliance in all material respects with all applicable Environmental Regulations. At any time, and from time to time, if the Authority or the Trustee so requests, the Borrower shall have any environmental review, audit, assessment and/or report relating to the Facilities theretofore provided by the Borrower to the Authority or the Trustee updated, at the Borrower's sole cost and expense, by an engineer or scientist acceptable to the Authority and the Trustee, or shall have such a review, audit, assessment and/or report prepared for the Authority and the Trustee, if none has previously been so provided; provided, however, that if such request is made more often than once each two years or does not follow the occurrence of an event or a condition that causes the Authority or the Trustee to reasonably believe a violation of Environmental Regulations at the Facilities has occurred, then such update or report shall be at the expense of the Authority. The Borrower acknowledges that it has furnished to the Authority a Phase I Environmental Assessment, dated May 10, 1996. The Borrower shall indemnify the Authority and the Trustee against, shall hold the Authority and the Trustee harmless from, and shall reimburse the Authority and the Trustee for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees directly or indirectly incurred by the Authority or the Trustee (prior to trial, at trial and on appeal) in any action against or involving the Authority or the Trustee, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance, in, upon, under or over, or emanating from, the Facilities, whether or not the Borrower is responsible therefor, it being the intent of the Borrower, the Authority and the Trustee that the Authority and the Trustee shall have no liability or responsibility for damage or injury to human health, the environment or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of the interest in the Facilities of the Authority or of the Trustee as mortgagee or as the result of the Authority or the Trustee exercising any of its rights or remedies with respect thereto under the Mortgage or the Loan Agreement including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure. The foregoing representations, warranties and covenants of this Section 6.8 shall be deemed continuing covenants, representations and warranties for the benefit of the Authority and the Trustee, and any successors and assigns of the Authority or the Trustee, including but not limited to any purchaser at a foreclosure sale, any transferee of the title of the Authority or the Trustee or any other purchaser at a foreclosure sale, and shall survive the satisfaction or release of this Loan Agreement or the Mortgage, any foreclosure of the Mortgage and/or any acquisition of title to the Facilities or any part thereof by the Authority or the Trustee, or anyone claiming by, through or under the Authority or the Trustee, by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the rate of 12% per annum or, if less, the maximum rate permitted by law, and shall be payable on demand.

                           ARTICLE VII

              DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 7.1.  Damage or Destruction.

     (a) If the Collateral shall be damaged or destroyed (in whole or in part) at any time during the Loan Term:

          (i) the Authority shall have no obligation to replace, repair, rebuild or restore the Collateral;

          (ii) there shall be no abatement or reduction in the amounts payable by the Borrower under this Agreement
     (whether or not the Collateral is replaced, repaired, rebuilt or restored); and

          (iii) except as otherwise provided in subsection (b) of this Section 7.1, the Borrower shall promptly replace, repair, rebuild or restore the Collateral to substantially the same condition and value as an operating entity as existed prior to such damage or destruction, with such changes, alterations and modifications as may be desired by the Borrower; provided that such changes, alterations or modifications do not (A) so change the nature of the Facilities that they do not qualify under the Act for the financial assistance provided by the Program or (B) adversely affect the tax-exempt status of the interest on the Bonds.

     Except as otherwise provided in subsection (b) of this
Section 7.1, the Borrower shall apply to the replacement, repair, rebuilding or restoration of the Collateral so much as may be necessary of any Net Proceeds of insurance resulting from claims for such losses.

     If the claim for loss resulting from such damage or destruction exceeds $50,000, all Net Proceeds of insurance shall be paid to and held by the Trustee in the Reconstruction Account. The Trustee, upon receipt of a certificate of an Authorized Representative of the Borrower that payments are required for such purpose, shall apply so much as may be necessary of the Net Proceeds of such insurance to the payment of the costs of such replacement, repair, rebuilding or restoration, such moneys to be applied either on completion thereof or as the work progresses, at the option of the Trustee.

     In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding or restoration, the Trustee shall request the Borrower to pay into the Reconstruction Account an amount equal to that portion of the costs thereof in excess of such Net Proceeds, and, upon receipt of such request, the Borrower shall forthwith pay such amount to the Trustee. In the event that the Borrower fails to pay any such excess amount into the Reconstruction Account, then the Series Bonds shall be prepaid in accordance with Section 7.1(b) of this Agreement.

     All such replacements, repairs, rebuilding or restoration made pursuant to this Section 7.1, whether or not requiring the expenditure of the Borrower's contribution, shall automatically become a part of the Collateral as if the same were specifically described herein.

     Any balance of such Net Proceeds remaining after payment of all the costs of such replacement, repair, rebuilding or restoration shall be deposited in the Special Redemption Account held by the Trustee and used only to prepay the Series Bonds as provided in Section 5.11(a) of the General Bond Resolution.

     (b) In the event that the Borrower shall fail or elect not to replace, repair or restore the Collateral, or if an Event of Default under Section 10.1 hereof shall have occurred or be continuing, then the Net Proceeds of the insurance shall be transferred from the Reconstruction Account to the Special Redemption Account or otherwise paid to the Trustee for deposit into the Special Redemption Account. To the extent that such Net Proceeds so transferred into the Special Redemption Account are not sufficient to pay the Series Bonds in whole pursuant to
Section 2.04(b) of the Series Supplemental Resolution, the Borrower shall forthwith pay the amount of such deficiency to the Trustee for deposit into the Special Redemption Account.

     (c) The Borrower shall not be obligated to replace, repair, rebuild or restore the Collateral, and all such Net Proceeds shall be paid to the Borrower for its corporate purposes, if the Series Bonds and interest thereon have been paid in full.

     (d) The Borrower may adjust all claims under any policies of insurance required by Section 6.4(a) hereof; provided, however, that no such claim with respect to an insured event as to which the Authority or the Trustee may be or is alleged to be liable may be adjusted without the prior written consent of the Authority or the Trustee, as the case may be.



Section 7.2.  Condemnation.

     (a) If at any time during the Loan Term the whole or any part of title to, or the use of, the Collateral shall be taken by Condemnation, the Authority shall have no obligation to restore or replace the Collateral and there shall be no abatement or reduction in the amounts payable by the Borrower under this Agreement (whether or not the Collateral is restored or replaced).

     Except as otherwise provided in subsection (b) of this
Section 7.2, the Borrower shall promptly:

          (i) restore the Collateral (excluding any Land taken by Condemnation) to substantially the same condition and value as an operating entity as existed prior to such Condemnation; or

          (ii) upon receipt by the Borrower of written approval of the Trustee and the Authority as to the location thereof (which approval shall not be unreasonably withheld), acquire, by construction or otherwise, facilities of substantially the same nature and value as an operating entity as the Collateral (hereinafter referred to in this Section 7.2 as "Substitute Facilities"). Such Substitute Facilities shall (A) be of such nature so as to qualify under the Act for the financial assistance provided by the Program, (B) not adversely affect the tax-exempt status of the interest payable on the Series Bonds, and (C) be subject to no Liens prior to the Mortgage or the security interest created by Section 5.4(b) and (c) of this Agreement other than Permitted Encumbrances.

     The Borrower shall cause all Net Proceeds of any award in any Condemnation proceeding, if such award exceeds $50,000, to be paid to the Trustee which shall hold such moneys in the Reconstruction Account. The Trustee, upon receipt of a certificate of an Authorized Representative of the Borrower that payments are required for such purpose, shall apply so much as may be necessary of such Net Proceeds to the payment of the costs of the restoration of the Collateral or the acquisition of Substitute Facilities at the option of the Borrower, such moneys to be applied either on completion thereof or as the restoration or acquisition progresses, at the option of the Trustee.

     In the event such Net Proceeds of any Condemnation award are not sufficient to pay in full the costs of restoration of the Collateral or such acquisition of Substitute Facilities, the Trustee shall request the Borrower to pay into the Reconstruction Account an amount equal to that portion of the costs thereof in excess of such Net Proceeds, and, upon receipt of such request, the Borrower shall forthwith pay such amount to the Trustee. In the event that the Borrower fails to pay any such excess amount into the Reconstruction Account, then the Series Bonds shall be prepaid in accordance with Section 7.2(b) of this Agreement.

     The Collateral, as so restored, or the Substitute
Facilities, whether or not requiring the expenditure of the Borrower's contribution, shall automatically become part of the Collateral as if the same were specifically described herein.

     Any balance of such Net Proceeds of any Condemnation award remaining after payment of all costs of such restoration or acquisition shall be deposited in the Special Redemption Account held by the Trustee and used only to prepay the Series Bonds as provided in Section 5.11(a) of the General Bond Resolution.

     (b) In the event that the Borrower shall fail or elect not to replace, repair or restore the Collateral or to acquire Substitute Facilities, or if an Event of Default under Section
10.1 hereof shall have occurred or be continuing, then the Net Proceeds of the Condemnation Award shall be transferred from the Reconstruction Account to the Special Redemption Account or otherwise paid to the Trustee for deposit into the Special Redemption Account. To the extent that such Net Proceeds so transferred into the Special Redemption Account are not sufficient to pay the Series Bonds in whole pursuant to Section 2.04(b) of the Series Supplemental Resolution, the Borrower shall forthwith pay the amount of such deficiency to the Trustee for deposit into the Special Redemption Account.

     (c) The Borrower shall not be obligated to restore the Collateral or to acquire Substitute Facilities, and all such Net
Proceeds shall be paid to the Borrower for its corporate purposes, if the Series Bonds and interest thereon have been paid in full.

     (d) The Authority shall cooperate fully with the Borrower in the handling and conduct of any Condemnation proceeding with respect to the Collateral.

     Section 7.3. Condemnation of Borrower-Owned Property Other Than Collateral. The Borrower shall be entitled to the proceeds of any Condemnation award or portion thereof made for damage to or taking of any Property which, at the time of such damage or taking, is not part of the Collateral and which is owned by the Borrower.

                          ARTICLE VIII

                        SPECIAL COVENANTS

     Section 8.1.  Qualification in the State.  Throughout the
Loan Term, the Borrower shall continue to be duly authorized to do business in the State.

     Section 8.2.  Hold Harmless Provisions.

     (a) The Borrower during the Loan Term hereby releases the Indemnified Parties from, agrees that the Indemnified Parties shall not be liable for and agrees to indemnify and hold the Indemnified Parties harmless from and against any and all liability arising from or expense incurred by the Authority's making the Loan to the Borrower pursuant to this Agreement, including without limiting the generality of the foregoing, all causes of action and attorneys' fees and any other expenses incurred in defending any suits or actions which may arise as a result thereof; provided that any such liabilities or expenses of the Indemnified Parties are not incurred or do not result from the intentional or willful wrongdoing of the Indemnified Parties or any of their members, agents or employees.

     (b) Notwithstanding any provision of this Agreement or the Authority Resolution to the contrary, the Borrower shall be liable for, and shall hold the Indemnified Parties harmless against, any liability for any failure by any Person to comply with the requirements of Section 148(f) of the Code, including, without limitation, the failure to make rebate payments due to the United States of America under Section 148(f) of the Code with respect to the Series Bonds. Further, the Borrower specifically agrees that Indemnified Parties shall not be held liable, or in any way responsible, for any investment of any Fund or Account or the Capital Reserve Fund or other "gross proceeds" (as defined in Section 148(f) of the Code) under the Code or the determination of any amount due to the United States of America or for any consequences resulting from any such mistake or error.

     Section 8.3. Borrower To Maintain its Existence; Conditions Under Which Exceptions Permitted. The Borrower agrees that during the Loan Term it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it; provided, however, that any mortgages and security interests in personal property entered into by the Borrower in the ordinary course of business with respect to any of its Property shall not be deemed to constitute a disposition of assets for purposes of this Section 8.3 and provided further that, if no Event of Default specified in
Section 10.1 hereof shall have occurred, the Borrower may consolidate with or merge into another domestic corporation organized and existing under the laws of one of the states of the United States of America or of Canada, or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another such domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided (a) that the surviving, resulting, or transferee corporation, as the case may be, is incorporated under the laws of the State or qualifies to do business in the State, (b) that the surviving, resulting or transferee corporation, as the case may be, assumes in writing all of the obligations of and restrictions on the Borrower under this Agreement, the Note, the Mortgage and any other agreement securing the Borrower's performance of its obligations hereunder,
(c) that the consummation of the transaction will not adversely affect the tax-exempt status of the interest payable on the Series Bonds or any of the Bonds then Outstanding, (d) (1) that immediately after the consummation of the transaction, and after giving effect thereto, the surviving, resulting or transferee corporation, as the case may be, (A) has a Net Worth at least equal to the greater of: (i) Net Worth of the Borrower as of the end of its most recent fiscal year immediately prior to the transaction, or (ii) the Net Worth required to be maintained by the Borrower under Section 8.20(a) hereof upon the effective date of the transaction, and (B) the ratio of its Indebtedness to Net Worth is not more than 2:1, or (2) the prior written consent of the Authority shall be obtained, and (e) that as of the date of such consolidation, merger, sale or transfer, the Authority and Trustee shall be furnished with (i) an opinion of Independent Counsel opining as to compliance with items (a) and (b) of this
Section 8.3, (ii) an opinion of Bond Counsel opining as to compliance with item (c) of this Section 8.3, (iii) a review of an Accountant opining as to compliance with item (d)(1) of this
Section 8.3 and (iv) a certificate, dated the effective date of such consolidation, merger, sale or transfer, signed by the chief executive officer and the chief financial officer of the Borrower or of the surviving, resulting of transferee corporation, as the case may be, to the effect that immediately after the consummation of the transaction, and after giving effect thereto, no event of default exists under this Agreement (as set forth in Section 10.1(a) hereof) and no event exists which, with the giving of notice or the lapse of time or both, would become such an Event of Default and that the provisions of Section 8.3(d) hereof are satisfied.

     Section 8.4. Agreement To Provide Information. The Borrower agrees, whenever requested by the Trustee or the Authority, to provide and certify or cause to be provided and certified such information concerning the Borrower, its finances, and such other topics as the Trustee or the Authority from time to time reasonably considers necessary or appropriate, including, but not limited to such information as may be necessary to enable the Authority to make any reports required by the Act, any other law or governmental regulation or to enable the Authority to issue additional Series of Bonds under the General Bond Resolution and publicly or privately market the same.

     The Borrower understands and acknowledges that the Authority is financing the Loan by the issuance of the Series Bonds under the Program pursuant to which the Authority issues Bonds from time to time to provide funds therefor. The Borrower covenants and agrees that, upon written request of the Authority from time to time, the Borrower will promptly provide to the Authority all information that the Authority reasonably determines to be necessary or appropriate to offer and sell Bonds or to provide continuing disclosure in respect of Bonds, whether under Rule 15c2-12 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (17 C.F.R. 240.15c2-
12) or otherwise.   The Borrower will also provide, with any
information so furnished to the Authority, a certificate of its chief executive officer or chief financial officer to the effect that, to the best of his or her knowledge, such information does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein to make the statements made, in light of the circumstances under which they are made, not misleading.

     Section 8.5.  Books of Record and Account; Financial
Statements.

     (a) The Borrower agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of business and affairs of the Borrower. The Authority and the Trustee or their designated agents or representatives shall have the right to inspect such accounts, records and books during reasonable business hours.

     (b) Within 120 days after the close of each fiscal year of the Borrower during the Loan Term, commencing with the fiscal year ending March 31, 1997, the Borrower shall furnish to the Authority and the Trustee a consolidated balance sheet, a consolidated statement of income and retained earnings and a consolidated statement of cash flows of the Borrower for the immediately preceding fiscal year, all in reasonable detail (including footnotes to such financial statements), such financial statements to be audited and accompanied by the opinion of an Accountant. Such financial statements shall be accompanied by a report containing the total compensation paid to all directors and officers of the Borrower during such fiscal year and all of the calculations required by Sections 8.20 and 8.21 of this Agreement to determine whether or not the Borrower is in compliance with the requirements of said Sections 8.20 and 8.21, such calculations to be prepared by an Accountant from the then-current audited, or unaudited interim, financial statements of the Borrower. In addition to the foregoing, except during any period when the Authority has notified the Borrower in writing that monthly financial statements are not required, the Borrower shall furnish to the Authority and the Trustee within 30 days after the expiration of each calendar month in each fiscal year of the Borrower, a consolidated balance sheet, consolidated statement of income and retained earnings and a consolidated statement of changes in cash flows of the Borrower for the period beginning on the first day of such fiscal year and ending on the date of such balance sheet, prepared in comparative form, setting forth the corresponding figures for the same period in the preceding fiscal year, all in reasonable detail and certified, subject to year-end adjustment, by the chief financial officer of the Borrower, and including a statement that the Borrower is or is not in compliance with the requirements of Sections 8.20 through 8.22 hereof.

     Section 8.6. Borrower To File Statements with Internal Revenue Service. The Borrower agrees to file, or cause to be filed, with the Internal Revenue Service of the United States Treasury Department or any other authorized governmental agency any and all statements or other instruments which may be required by Sections 144 or 149 of the Code, at the times required therein, with respect to the Series Bonds.

     Section 8.7.  Assurance as to Tax Exemption.
Notwithstanding any other provision of this Agreement, so long as the Series Bonds shall be unpaid, neither the Authority nor the Borrower shall use, or direct or permit the use of, the Bond Proceeds or any other moneys within their respective control (including without limitation the proceeds of any insurance or any Condemnation award with respect to the Facilities) which, if such use had been reasonably expected on the date of issue of the Series Bonds, would have caused the Series Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code or which use has resulted or will result in violation of any of the requirements of Section 148 of the Code.

     The Borrower also covenants that it will fulfill all conditions specified in Section 144(a) of the Code to qualify the Bonds as "qualified small issue bonds" thereunder and that it will not make or permit to be made or incurred any capital expenditures which under the provisions of Section 144(a)(4) of the Code would cause interest on the Series Bonds to be includable in gross income for purpose of federal income taxation in the hands of Bondowners other than a Substantial User of the Facilities or a "related person" (as defined in Section 147(a) of the Code).

     The Borrower also covenants that it will fulfill all conditions specified in Sections 141, 144, 147, 148, 149 and 150 of the Code to qualify the Series Bonds as "qualified small issue bonds" under Section 144(a)(4) of the Code.

     None of the proceeds of the Series Bonds deposited in the Loan Account or investment income therefrom will be applied to the payments of Costs of Issuance, or any other cost that is an "issuance cost" within the meaning of Section 147(g) of the Code.

     Section 8.8. Certificate of No Default. The Borrower agrees to deliver to the Trustee and to the Authority within 60 days after the close of each of the first three quarters of each fiscal year of the Borrower and within 120 days after the close of each fiscal year of the Borrower, a certificate of an Authorized Representative of the Borrower (a) to the effect that he is not aware of any condition, event or act which constitutes an Event of Default hereunder and no condition, event or act which, with the giving of notice or the lapse of time or both, would constitute such an Event of Default, including specifically an Event of Default that has occurred or could occur under Sections 8.20, 8.21 and 8.22 and 10.01 hereof as a result of the payment of any dividend on preferred stock of the Borrower, or if any such condition, event or act exists, specifying the same, and
(b) to the effect that he is not aware of any failure in the payment of any part of the principal of or interest on any outstanding indebtedness of the Borrower for money borrowed and as the same shall become due and payable, whether at the stated maturity of such indebtedness or at a date fixed for redemption or otherwise, or the acceleration of the maturity of any such indebtedness following a default under the terms of any agreement or instrument relating to any such indebtedness.

     Section 8.9. Notice of Default. The Borrower will forthwith, upon the occurrence of an Event of Default hereunder or upon the occurrence of a condition, event or act which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, notify in writing the Trustee and the Authority of the occurrence of such Event of Default.

     Section 8.10.  Assignment and Leasing.

     (a) This Agreement may be assigned in whole or in part and the Facilities may be leased as a whole or in part by the Borrower, but only with the written consent of the Authority and the Trustee and provided further that:

          (i) No assignment (other than pursuant to Section 8.3 hereof) or lease shall relieve the Borrower from primary liability for any of its obligations hereunder;

          (ii)  The assignee or lessee shall assume the
     obligations of the Borrower hereunder to the extent of the interest assigned or leased;

          (iii) The Borrower shall, within ten (10) days after the delivery thereof, furnish or cause to be furnished to the Authority and to the Trustee a true and complete copy of each such assignment or lease, as the case may be, and the instrument of assumption;

          (iv) Such assignment or lease shall not cause the interest on the Series Bonds or any other Bonds issued on a tax-exempt basis to become includible in gross income for federal income tax purposes (other than to a Person who is a "substantial user" of the facilities financed from proceeds of such Bonds or a related person to a substantial user thereof (within the meaning of section 147(a) of the Code);

          (v) The assignment or lease shall be subject and subordinate to the Lien of this Agreement, the Mortgage and the Pledge; and

          (vi) Neither the validity nor the enforceability of this Agreement, the Mortgage or any security interest created thereunder shall be adversely affected thereby.

     (b) As of the purported effective date of any assignment or lease pursuant to subsection (a) of this Section 8.10, the Borrower shall furnish the Trustee with an opinion, in form and substance satisfactory to the Trustee, (i) of Bond Counsel opining that the tax-exempt status of the interest on the Series Bonds will not be adversely affected thereby, (ii) of Independent Counsel that the assignment or lease is subject and subordinate to the Lien of this Agreement, the Mortgage and the Pledge, (iii) of Independent Counsel that neither the validity nor the enforceability of this Agreement, the Note or the Mortgage will be adversely affected thereby and (iv) of Independent Counsel opining that the assumption of obligations of the Borrower by any Person pursuant to Section 8.10(a)(ii) hereof will constitute a valid and legally enforceable assumption by such Person.

     (c) Any reassignment or sublease in turn of any assignment or lease entered into pursuant to subsection (a) of this Section
8.10 shall comply with and be subject to all the provisions of subsections (a) and (b) of this Section 8.10. Any sublease in turn of a lease entered into pursuant to subsection (a) of this
Section 8.10 shall be subject and subordinate to such original lease.

     Section 8.11. Right To Inspect the Facilities and Collateral. The Authority, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times or, if no Event of Default then subsists, only during regular business hours, to inspect the Facilities and the Collateral.

     Section 8.12.  Compliance with Orders, Ordinances, etc.

     (a) The Borrower agrees that it will, throughout the Loan Term, promptly comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Collateral or any part thereof, or to any use, manner of use or condition of the Collateral or any part thereof.

     (b) Notwithstanding the provisions of subsection (a) of this Section 8.12, the Borrower may in good faith contest the validity or the applicability of any requirement of the nature referred to in such subsection (a). In such event, the Borrower may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom, unless the Authority or the Trustee shall notify the Borrower that by failure to comply with such requirement or requirements the Lien of the Mortgage or this Agreement as to any part of the Collateral may be materially endangered or the Collateral or any part thereof may be subject to loss or forfeiture, in which event the Borrower shall promptly take such action with respect thereto as shall be satisfactory to the Trustee.

     Section 8.13.  Liens and Encumbrances.

     (a)  During the Loan Term and subject to the provisions of
Section 5.4 of this Agreement and the Mortgage, the Borrower shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances, upon the Collateral or any part thereof, nor may the Borrower assign, sell or otherwise dispose of the Collateral or any part thereof, without the prior written consent of the Authority and the Trustee. Any such Lien, if nonetheless created or permitted, shall be discharged by the Borrower forthwith.

     (b) Notwithstanding the provisions of subsection (a) of this Section 8.13, the Borrower may in good faith contest any Lien upon the Collateral or any part thereof by reason of any labor, services or materials rendered or supplied or claimed to be rendered or supplied with respect to the Project or any part thereof. In such event, the Borrower may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Authority or the Trustee shall notify the Borrower that by nonpayment of any such item or items the Lien of the Mortgage or the security interest created by Section 5.4(b) and (c) of this Agreement may be materially endangered or the Collateral or any part thereof may be subject to loss or forfeiture, in which event the Borrower shall promptly secure payment of all such unpaid items by filing the requisite bond, in form and substance satisfactory to the Trustee, thereby causing a Lien to be removed.

     (c) Upon the request of the Authority or the Trustee, the Borrower shall provide the Authority and the Trustee, within sixty (60) days of such request, with proof satisfactory to the Trustee that all items of Collateral continue to be free and clear of all Liens and encumbrances (other than Permitted Encumbrances).

     (d) Notwithstanding the provisions of subsection (a) of this Section 8.13, the Authority shall release from the Lien of the Mortgage any part of the Collateral constituting real property; provided (i) an Independent architect satisfactory to the Authority certifies that the real property to be released is not material to the continued business operations of the Borrower at the site owned by the Borrower and (ii) the Appraised Value of the real property to be released is not more than 5% of the overall Appraised Value of the Collateral constituting real property. Pursuant to this Section 8.13(d), the Authority shall execute such instruments as shall be necessary to effect such release from the Mortgage as provided above as may be requested by the Borrower.

     Section 8.14. Identification of Equipment. All Equipment shall be properly identified by the Borrower by appropriate records, including computerized records.

     Section 8.15. Relocation of Equipment. The Borrower covenants and agrees that during the Loan Term it will not remove any items of Equipment (except in accordance with the terms of Section 5.4(c) hereof) from the Land to a new location either within or outside of the State, without first obtaining the express written consent of the Authority with respect to such removal and relocation.

     Section 8.16. Depreciation Deductions. The parties agree that the Borrower shall be entitled to all depreciation deductions with respect to any depreciable property in the Facilities pursuant to Section 167 of the Code to the extent permitted for property financed with tax-exempt bonds.

     Section 8.17. Mortgage Covenants. The Borrower covenants and agrees to perform all of the obligations and covenants imposed upon it pursuant to the Mortgage and agrees that any failure to perform such covenants may constitute a default for purposes of this Agreement.

     Section 8.18. Covenant Against Discrimination. The Borrower covenants and agrees that in the performance of this Agreement or the employment of persons at the Facilities it will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religion, national origin or sex in any manner prohibited by the laws of the United States of America or of the State.

     Section 8.19. Employment Records. Within sixty (60) days after the close of each calendar year, the Borrower shall furnish a written report to the Authority of the total number of employees at the Facilities, and shall separately indicate: (a) the number of permanent new jobs which was estimated to be created by the Facilities on the Borrower's application to the Authority, with job descriptions and annual salaries; (b) which of these permanent new jobs are currently filled; and (c) the average number of full-time, part-time or seasonal employees at the Facilities within the three categories of (i) professional managerial, technical, (ii) skilled, and (iii) semi-skilled or unskilled for the current reporting period.

     Section 8.20.  Certain Financial Covenants.

     (a) During the Loan Term, the Borrower shall maintain, as determined at the end of the most recent fiscal year for which audited financial statements of the Borrower are available, a Net Worth of not less than the following amounts set forth opposite the date of calculation below:

                                  Minimum
Date of Calculation              Net Worth
March 31, 1997                  $2,500,000
March 31, 1998                   3,000,000
March 31, 1999                   3,750,000
March 31, 2000 and               5,000,000
thereafter

     (b) During the Loan Term and as of any date of calculation, the Borrower shall maintain a ratio of earnings before paying interest on all of its Indebtedness, taxes and making allowances for depreciation (all in accordance with generally accepted accounting principles) averaged for the last three full fiscal years of the Borrower to regularly scheduled payments of principal and interest on all Indebtedness of the Borrower averaged for the last three full fiscal years of the Borrower of at least 2.0 to 1.0.

     (c) The Borrower will pay punctually when due and payable, any Indebtedness heretofore or hereafter incurred or assumed by it and perform and observe the covenants, provisions and conditions to be performed and observed on the part of the Borrower in connection therewith, or in connection with any agreement or other instrument relating thereto, or in connection with any mortgage, pledge, security interest or other lien existing at any time upon any of the assets of the Borrower; provided, however, that nothing contained in this paragraph shall require the Borrower to pay any such Indebtedness or to perform or observe any such covenants, provisions and conditions so long as the Borrower in good faith shall contest any claim which may be asserted against it in respect of any such Indebtedness or of any such covenants, provisions and conditions and shall set aside on its books adequate reserves with respect thereto.

     (d) Borrower shall maintain, as determined at the end of each fiscal year, a ratio of its Net Worth to Indebtedness of not less than the following amounts set forth opposite the date of calculation below:

                               Net Worth to
Date of Calculation            Indebtedness
        March 31, 1997                   1.00 to 1.0
        March 31, 1998                   1.00 to 1.0
        March 31, 1999                   1.25 to 1.0
        March 31, 2000                   1.75 to 1.0
        March 31, 2001 and               2.00 to 1.0
        thereafter

     (e) Borrower shall maintain, as determined at the end of each fiscal year, a ratio of its Current Assets to Current
Liabilities of not less than 3:1.

     (f) Notwithstanding anything contained herein to the contrary, the failure by the Borrower to comply with the provisions of either Section 8.20(a), Section 8.20(b), Section 8.20(c), Section 8.20(d) or Section 8.20(e) of this Agreement shall not constitute an Event of Default hereunder, but shall result in the imposition of the following requirements on the Borrower during the continuance of such failure:

          (i) That the Borrower shall not incur, assume, guarantee or become obligated in respect of any Indebtedness, other than (i) Indebtedness payable to the Board of Economic Development of the State, in a principal amount not to exceed $300,000, to finance costs of certain equipment to be located in the Buildings, (ii) Indebtedness payable to the Aberdeen Development Corporation, in a principal amount not to exceed $1,250,000, (iii) Indebtedness payable to the Minnesota Agricultural and Economic Development Board, in a principal amount not to exceed $345,000, (iv) Indebtedness payable to the Aberdeen Development Corporation, in a principal amount not to exceed $300,000, (v) Indebtedness payable to the NECOG Development Corporation, in a principal amount not to exceed $150,000, and (vi) Indebtedness which matures by its terms in 60 days or less and which is not renewable or extendible at the option of the Borrower to a date beyond said 60-day period in excess of the sum of the following: (y) 50% of the accounts receivable of the Borrower not delinquent more than 90 days; and (z) 50% of the inventory of the Borrower, valued at the lower of cost or market value; and (vii) Indebtedness in the form of purchase money security mortgages to purchase equipment to the extent the purchase money mortgage is not more than eighty percent (80%) of the purchase price of the property.

          (ii) That, without the prior written consent of the Authority, the Borrower shall not pay any annual increases in total compensation (excluding insurance, medical, dental and pension benefits) to the shareholders, directors and officers of the Borrower or any person who is or has been at any time related by blood or marriage to any of such directors and officers in excess of 3%;

          (iii) That, without the prior written consent of the Authority, the Borrower shall not pay pursuant to contract, agreement or other arrangement for goods or services rendered in the aggregate to a Related Person to the Borrower in a single fiscal year of the Borrower an amount in excess one percent (1%) of the sales of the Borrower for its last completed fiscal year;

          (iv) That the Borrower will not pay any Indebtedness owed by it to either the shareholders, directors, officers and Related Persons or to any corporation the Voting Stock of which is owned by the shareholders, directors, officers or Related Persons or any Subsidiary of any of the foregoing; and

          (v) That the Borrower will not loan or advance funds to any of the shareholders, directors, officers and Related Persons or to any corporation the Voting Stock of which is owned by the shareholders, directors, officers and Related Persons or any Subsidiary of any of the foregoing; and

     (g) The calculations required to evidence compliance or noncompliance with the limitations imposed by the foregoing subsections of this Section 8.20 and Section 8.21 of this Agreement shall be prepared by an Accountant and submitted to the Authority and the Trustee annually pursuant to Section 8.5 of this Agreement.

     Section 8.21. Covenants Against Loans, Dividends, etc. The Borrower covenants and agrees that it will not, without the prior written consent of the Authority, pay or declare any dividends on any class of its capital stock, redeem any capital stock or purchase any treasury stock, or make any loans or transfer title to any of its assets to any shareholder, director, officer, stockholder or Related Persons of the Borrower in an amount or at fair market value in the aggregate in excess of $100,000 in any single fiscal year or in excess of $200,000 in any five consecutive fiscal years.

     Section 8.22. Covenant Against Unreasonable Compensation. The Borrower covenants and agrees that it will not pay directors' and officers' salaries or provide any form of compensation to its directors and officers in excess of that reasonable for services rendered.

     Section 8.23. Restrictions on Sale or Assignment. In order to induce the Authority to make the Loan, the Borrower agrees that if its interest in the Mortgaged Property (as defined in the Mortgage) or any part thereof or interest therein or its interest in Property comprising more than fifty percent (50%) of the book value of its Property is leased, sold, assigned, transferred, conveyed or otherwise alienated, or mortgaged, pledged or encumbered (other than by Permitted Encumbrances), by the Borrower, whether voluntarily or involuntarily or by operation of law, in either or any case without the prior written consent of the Authority, the Authority, at its option, may declare the Loan and all other obligations hereunder to be forthwith due and payable; provided that the Borrower may convey its interest in the Mortgaged Property or in its Property as permitted by Sections 8.3 and 8.10 hereof. Any change in the legal or equitable title of the Mortgaged Property or in the beneficial ownership of the Mortgaged Property, whether or not of record and whether or not for consideration, shall be deemed a transfer of an interest in the Mortgaged Property, except any change resulting from a merger, consolidation or transfer of assets, or a lease or assignment, permitted and in accordance with Sections
8.3 and 8.10 hereof.

     In the event ownership of the Mortgaged Property, or any part thereof, becomes vested in a Person or Persons other than the Borrower, without the prior written approval of the Authority, the Authority may, without notice to the Borrower, waive such default and deal with such successor or successors in interest with reference to this Agreement, the Note and the Mortgage in the same manner as with the Borrower, without in any way releasing, discharging or otherwise affecting the liability of the Borrower hereunder, or for indebtedness secured hereby or by the Mortgage. No sale of the Mortgaged Property, no forbearance on the part of the Authority, no extension of time for the payment of the Loan or any change in the terms thereof consented to by the Authority, shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Borrower herein, either in whole or in part, nor shall the full force and effect of the lien of the Mortgage be altered thereby. Any deed conveying the interest of the Borrower in the Mortgaged Property, or any part thereof, in a transaction otherwise permitted by this Section 8.23 shall provide that the grantee thereunder assume all of the grantor's obligations under this Agreement, the Mortgage, the Note and all other instruments or agreements evidencing or securing the repayment of the Loan. In the event such deed shall not contain such assumption, the Authority shall have all rights reserved to it hereunder in the event of a default or if the Authority shall not elect to exercise such rights and remedies, the grantee under such deed shall nevertheless be deemed to have assumed such obligations by acquiring the Mortgaged Property or such portion thereof.

                           ARTICLE IX

                   PLEDGE OF CERTAIN INTERESTS

     Section 9.1.  Pledge of Certain Interests to Bondowners.

     (a) The Authority under Section 1.04 of the General Bond Resolution and under Article V of the Series Supplemental Resolution has pledged all of its rights and interest and all provisions of this Agreement and the Note (except pursuant to Section 8.2 hereof), and the Mortgage as security for the payment of the principal of, premium, if any, and interest on the Bonds and the Series Bonds. Such Pledge shall in no way impair or diminish any obligation of the Borrower under this Agreement, the Note and the Mortgage. The Borrower hereby consents to such Pledge by the Authority.

     (b) Except as provided in this Section 9.1 and in Article X of this Agreement and except as otherwise expressly provided in this Agreement, the Note and the Mortgage, the Authority shall not sell, assign, transfer, convey or otherwise dispose of its interest in or its rights under this Agreement, the Note and the Mortgage, without the prior written consent of the Borrower.

                            ARTICLE X

                 EVENTS OF DEFAULT AND REMEDIES

     Section 10.1.  Events of Default Defined.

     (a) Any one of the following shall constitute an "Event of Default" under this Agreement:

          (i) The failure by the Borrower to pay or cause to be paid, when due, the amounts specified to be paid pursuant to
     Section 5.1, Section 5.2(a) or Section 11.1(a) hereof and the Note;

          (ii) The failure by the Borrower to observe and perform any covenant contained in Section 8.3, 8.20(f), 8.21 or 8.23 hereof;

          (iii) The failure by the Borrower to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in Section 10.1(a)(i), (ii), (iv) and (v) hereof) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Authority or the Trustee;

          (iv) The dissolution or liquidation of the Borrower or the filing by the Borrower of a voluntary petition in bankruptcy, or the failure by the Borrower within sixty (60) days to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Facilities, or the commission by the Borrower of any act of bankruptcy, or the adjudication of the Borrower as a bankrupt, or the assignment of assets by the Borrower for the benefit of its creditors, or the entry by the Borrower into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Borrower in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy or similar law, or appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver of the whole or a substantial portion of the Property of the Borrower unless such receiver is removed or discharged within sixty
     (60) days of the date of his qualification). The term "dissolution or liquidation of the Borrower" as used in this subsection shall not be construed to include any transaction permitted by Section 8.3 hereof; or

          (v) Default in the payment of any part of the principal of or interest on any Indebtedness of the Borrower for money borrowed having an outstanding principal amount of $50,000, when and as the same shall become due and payable, whether at the stated maturity of such Indebtedness or at a date fixed for redemption or otherwise, which failure results in the acceleration of the maturity of any such indebtedness following a default under the terms of any agreement or instrument relating to any such indebtedness.

     (b) Notwithstanding the provisions of Section 10.1(a), if by reason of force majeure either party hereto shall be unable in whole or in part to carry out its obligations under this Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party and to the Trustee within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Agreement of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuation of the inability, which shall include a reasonable time for the removal of the effect thereof. The suspension of such obligations for such period pursuant to this subsection (b) shall not be deemed an Event of Default under this Section 10.1. Notwithstanding anything to the contrary in this subsection (b), an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Borrower to make the payments required by Section 5.1, Section 5.2 and Section 11.1(a) hereof, to obtain and continue in full force and effect the insurance required by Section 4.6 and Section 6.4 hereof, to provide the indemnity required by Section 8.2 hereof and to comply with the provisions of Sections 2.2(c), 2.2(g), 2.2(m), 2.2(u), 2.2(bb),
2.2(cc), 2.2(ff), 2.2(gg), 4.3, 4.5, 6.3, 6.5, 6.7, 8.3, 8.4,
8.6, 8.7, 8.8, 8.9, 8.10, 8.12, 8.13, 8.18, 8.19, 8.20, 8.21,
8.22 and 8.23 hereof. The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability.

     Section 10.2.  Remedies on Event of Default.

     (a) Whenever any Event of Default shall have occurred, the Authority or the Trustee may take any one or more of the following remedial steps.:

          (i) Declare, by written notice to the Borrower, to be immediately due and payable, whereupon the same shall become immediately due and payable and so accelerated: (i) all unpaid amounts payable pursuant to Section 5.1 hereof, and pursuant to the Note (constituting principal of the Loan and accrued but unpaid interest thereon) and (ii) all other payments due under this Agreement and pursuant to the Note (whether or not constituting principal of the Loan and accrued but unpaid interest thereon);

          (ii) Terminate the disbursement of any moneys in the Loan Account in accordance with Section 4.3 hereof and, upon acceleration of the Loan pursuant to Section 10.2(a)(i) of this Agreement, transfer such moneys to the Special
     Redemption Account;

          (iii) Foreclose and otherwise enforce the Mortgage on, and any security interest in, the Facilities or other
     Collateral;

          (iv) Take possession of the Equipment and for that purpose the Borrower agrees that (a) it will, when so requested by the Authority or the Trustee assemble the Equipment and make it available to the Authority or the Trustee on the premises on which it is located and (b) the Authority and the Trustee, their employees, agents and representatives shall have the right to enter peacefully upon any premises in the possession of the Borrower wherein the Equipment or any part thereof may be located and take possession of and remove such Equipment without interference or hindrance from the Borrower, its officers, agents or employees or any person associated therewith;

          (v) Upon not less than ten (10) days' notice to the Borrower (which the Borrower hereby agrees is commercially reasonable) the Authority or the Trustee may proceed to sell or otherwise dispose of the Equipment or any part thereof by public or private sale in any commercially reasonable manner (and without intending to limit the generality of the foregoing, the Borrower hereby agrees that the sale of such property at a public auction conducted by a reputable auctioneer in the manner in which such auctions are usually conducted is commercially reasonable); and

          (vi) Take any other action at law or in equity which may appear necessary or desirable to collect the payments then due or thereafter to become due and to enforce the obligations, agreements or covenants of the Borrower under this Agreement, the Mortgage and the Note.

     (b) Any sums realized as a consequence of any action taken pursuant to Section 10.2(a) shall be paid to the Trustee and shall be applied by the Trustee, subject to the provisions of
Section 7.04 of the General Bond Resolution, in accordance with the provisions of Section 6.06(d) of the General Bond Resolution, to which such application the Borrower hereby consents.

     Section 10.3. Remedies Cumulative. No remedy herein conferred upon or reserved to the Authority is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement and the Note.

     Section 10.4. Agreement To Pay Attorneys' Fees and Expenses.. In the event the Borrower should default under any of the provisions of this Agreement and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Borrower herein contained, including without limitation obligations and agreements under this Section 10.4, the Borrower shall, on demand therefor, pay to the Authority or the Trustee the reasonable fees of such attorneys and such other expenses so incurred. Commencement of a lawsuit to recover any amount payable under this Agreement or the Note shall be deemed a demand for payment of all expenses incurred in the course of such lawsuit, including without limitation attorneys' fees.

     Section 10.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder including without limitation a subsequent breach or subsequent breaches of the same provision of this Agreement.

                           ARTICLE XI

                 EARLY TERMINATION OF AGREEMENT;
                       PREPAYMENT OF LOAN

     Section 11.1.  Early Termination of Agreement.

     (a) The Borrower shall terminate this Agreement and shall comply with the requirements set forth in Section 11.2 hereof within 90 days after a Determination of Taxability. The obligation of the Borrower to comply with the requirements of this Section 11.1(a) shall be absolute and unconditional to the same extent as provided in Sections 5.1 and 5.3 of this Agreement.

     (b) The Borrower shall have an option to terminate this Agreement upon filing with the Authority and the Trustee a certificate signed by an Authorized Representative of the Borrower stating the Borrower's intention to do so on the next succeeding Interest Payment Date pursuant to this Section 11.1(b) and complying with the requirements of Section 3.02(b) of the General Bond Resolution and upon further compliance with the requirements set forth in Section 11.2 hereof.

     Section 11.2.  Conditions to Early Termination of Agreement.
In the event the Borrower exercises its option, or is required, to terminate this Agreement in accordance with any provision of
Section 11.1 hereof, the Borrower shall comply with the requirements set forth in the following three subsections:

     (a)  The following payments shall be made:

          (i) To the Trustee for the account of the Authority: an amount certified by the Trustee which, when added to the total amount on deposit with the Trustee for the account of the Authority and the Borrower and available for such purpose, will be sufficient (A) to pay, for deposit into the Special Redemption Account, the amount required by Section 2.04(a) of the Series Supplemental Resolution as the Redemption Price for the Series Bonds in connection with the redemption in whole of such Bonds, if such termination is pursuant to Section 11.1(a) hereof, or (B) to pay, for deposit into the Optional Redemption Account, the Redemption Price of the Series Bonds in connection with the redemption in whole of such Bonds, in accordance with the terms of
     Section 2.04(a) of the Series Supplemental Resolution, together with all interest on such Series Bonds which will accrue to the date of redemption (which shall be the next succeeding Interest Payment Date for which the Trustee may give notice pursuant to Section 3.03 and Section 3.04 of the General Bond Resolution), if such termination is pursuant to
     Section 11.1(b) hereof, plus, in either event, to pay any amounts then payable or to be payable to the United States under Section 148(f) of the Code following redemption of the Series Bonds;

          (ii) To the Authority: an amount certified by the Authority sufficient to pay all unpaid fees and expenses of the Authority incurred under this Agreement and the Authority Resolution; and

          (iii) To the appropriate Person: an amount sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under this Agreement and the Authority Resolution and not otherwise paid or provided for.

     (b)  The certificate required to be filed pursuant to
Section 11.1(b), shall specify the date upon which the payments pursuant to subdivision (a) of this Section 11.2 shall be made, which date shall not be less than ninety (90) nor more than one hundred twenty (120) days from the date such certificate is filed with the Authority and the Trustee.

     Section 11.3. Discharge of Lien. If the Borrower shall pay or cause to be paid to the Trustee for the account of the Authority the principal or Redemption Price, if applicable, and interest due or to become due at the times and in the manner stipulated in the Series Bonds and observe and perform all obligations and covenants to be performed by it hereunder and under the Note, then the rights in the Collateral hereby granted and all covenants, agreements and other obligations of the Borrower hereunder to the Authority and the Trustee shall thereupon cease, terminate and become void and be discharged and satisfied, except as otherwise provided in Section 12.9 hereof. In such event, the Authority and the Trustee shall cancel and discharge the Lien of the Mortgage and the security interest in the Equipment created in Section 5.4 of this Agreement and execute and deliver to the Borrower all such instruments as may be appropriate to evidence such discharge and satisfaction of such liens. After payment in full of the Series Bonds and the interest thereon and the payment of all other amounts, fees, charges and expenses required to be paid under this Agreement, the Note and the Series Supplemental Resolution, all amounts on deposit with the Trustee for the account of the Authority and the Borrower under this Agreement, the Note and the Series Supplemental Resolution, if any, shall be applied by the Trustee in accordance with the provisions of Section 5.21 of the General Bond Resolution.

     Section 11.4.  Prepayment of Loan in Part.

     (a) The Borrower shall have the option to prepay the Loan in part upon filing with the Authority and the Trustee a certificate signed by an Authorized Representative of the Borrower stating the Borrower's intention to do so pursuant to this Section 11.4 and complying with the requirements of Section 2.04(a) of the Series Supplemental Resolution and Section 3.06 of the General Bond Resolution. Such certificate shall specify the date (which shall be an Interest Payment Date) and amount of the partial prepayment of the Loan, which date shall not be less than one hundred twenty (120) days nor less than ninety (90) days after the date such certificate is filed with the Authority and the Trustee.

     (b) Upon the filing of such certificate, the Borrower shall pay to the Trustee for the account of the Authority a sum sufficient to pay, for deposit into the Optional Redemption Account, the Redemption Price of the Series Bonds to be redeemed (from the amounts of the Loan to be prepaid as certified in Section 11.4(b) of this Agreement) in accordance with the terms of Section 2.04(a) of the Series Supplemental Resolution, together with all interest on such Series Bonds which will accrue to the date of redemption.

     Section 11.5. Consent to Refunding. If the Authority certifies to the Borrower that it wishes to refund the Series Bonds in order to permit the Authority to amend the provisions of the General Bond Resolution or the Pledge and Escrow Agreement without the necessity of obtaining Bondowner consent, the Borrower hereby agrees to continue to make payments and to be bound by this Agreement and the Note as if the Series Bonds continued to be Outstanding.

                           ARTICLE XII

                          MISCELLANEOUS

     Section 12.1. Notices. All notices, other than interest billing notices, certificates or other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered and, if delivered by mail, shall be sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

      To the               South Dakota Economic Development
    Authority:             Finance Authority
                           Governors Office of Economic
                           Development
                           711 East Wells Avenue
                           Pierre, South Dakota  57501
                           Attn:  Executive Director

      To the               APA Optics, Inc.
    Borrower:
                           2950 North East 84th Lane
                           Blaine, Minnesota 55449
                           Attn:  Dr. Anil K. Jain

      To the               The First National Bank in Sioux Falls
     Trustee:
                           100 South Phillips
                           P.O. Box 1186
                           Sioux Falls, South Dakota 57117
                           Attn:  Corporate Trust Department

A duplicate copy of each notice, certificate and other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee. The Authority, the Borrower and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

     Section 12.2. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns and shall create no rights in any other parties except as may be specifically set forth elsewhere in this Agreement, including
Section 2.3 hereof.

     Section 12.3. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 12.4. Amendments, Changes and Modifications. This Agreement, the Mortgage and the Note may not be amended, changed, modified, altered or terminated without the concurring written consent of the Bondowners, except as provided in Section 6.08 of the General Bond Resolution.

     Section 12.5. Privacy Disclosure. The Borrower understands that the information which the Borrower provides pursuant to this Agreement, including, but not limited to, information required under Sections 8.4, 8.5, 8.6, 8.8 and 8.19 hereof, will be used by the Authority to:

     (a)  Assess the Borrower's financial status;

     (b) Make any reports required by the Act, any other law or government regulation;

     (c) Provide such information to the public, including, but not limited to, potential purchasers of the Bonds, Bondowners, Bond Counsel and the Authority's underwriters and placement agents, as is needed in connection with the sale, issuance and payment of Bonds;

     (d) Enforce this agreement and any mortgage or other security instrument between the Borrower and the Authority; and

     (e)  Operate and evaluate its Program.

The Borrower further understands that there is a possibility that the information might constitute a public record and may be examined by anyone. The Borrower hereby consents to the use of such data as described above and to its public disclosure. Failure to provide the required data may constitute an Event of Default under Section 10.1.

     Section 12.6. Execution Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 12.7. Applicable Law. This Agreement shall be governed by the applicable laws of the State without giving effect to the conflicts-of-law principles thereof.

     Section 12.8.  Recording and Filing.

     (a) The Mortgage and financing statements perfecting the security interest created therein or herein shall be recorded or filed, as the case may be, in such office or offices as may at the time be provided by law as the proper place for the recordation or filing thereof. The Borrower shall be responsible for such recording and filing and shall bear the expense associated therewith.

     (b) The Authority and the Borrower shall execute and deliver all instruments and shall furnish all information necessary or appropriate to perfect or protect any security interest created or contemplated by this Agreement, the Mortgage or the Authority Resolution.

     Section 12.9. Survival of Obligations. This Agreement and the Note shall remain in full force and effect until the Series Bonds, together with all interest thereon, and all amounts payable under this Agreement and the Note and the Authority Resolution shall have been paid in full. However, the obligations of the Borrower to make the payments required by
Section 5.1, Section 5.2(a) and Section 5.2(b) hereof and to provide the indemnity required by Section 8.2 hereof shall survive the termination of this Agreement and the full payment of the Bond.

     Section 12.10. Table of Contents and Section Headings Not Material. The Table of Contents and the headings of the several Sections in this Agreement have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Agreement.

     Section 12.11. Limited Liability. The Act prescribes and the parties intend that by reason of making this Agreement, by reason of the issuance of the Series Bonds, by reason of the performance of any act required of the Authority by this Agreement, or by reason of the performance of any act requested of the Authority by the Borrower, no indebtedness or charge against the general credit or taxing powers, if any, of the Authority within the meaning of any constitutional or statutory limitation shall occur.



IN WITNESS WHEREOF, the Authority and the Borrower have caused this Loan Agreement to be executed in their respective names as of June 1, 1996.

                              SOUTH DAKOTA ECONOMIC DEVELOPMENT
                              FINANCIAL AUTHORITY


                              By:  /s/ Jack Lynass
(SEAL)                               Chairman


ATTEST:

By:  /s/ Lonae Lindquist
     Secretary


                              APA OPTICS, INC.


                              By:  /s/ Anil L.
                              Jain
(SEAL)                               President


ATTEST:

By:  /s/ Kenneth A. Olsen
     Secretary



                           APPENDIX I

                         PROMISSORY NOTE

No. 1                                                  $1,895,000

     APA Optics, Inc. (the "Borrower"), a corporation organized and existing under the laws of the State of Minnesota, and authorized to conduct business in the State of South Dakota, acknowledges itself indebted and for value received hereby promises to pay to the South Dakota Economic Development Finance Authority (the "Authority") or assigns, the principal sum of ONE MILLION NINE HUNDRED TWENTY THOUSAND AND 00/00 DOLLARS ($1,895,000.00), together with interest on the unpaid principal balance of this Note until the Borrower's obligation with respect to the payment of such sum shall be discharged at a rate of interest equal from time to time to the weighted average of the stated rates of interest on the Outstanding Bonds referred to below (taking into account the different rates for the different maturities and principal amounts of the Outstanding Bonds), but payable not as provided in the Bonds but as provided in Schedule I hereto and in the Loan Agreement referred to below.

     This Note is issued to evidence the obligation of the Borrower under and pursuant to, and shall be governed by and construed in accordance with the terms and conditions of, a Loan Agreement, dated as of June 1, 1996 (the "Loan Agreement"), between the Authority and Borrower, for the repayment of the loan made by the Authority to the Borrower thereunder from the proceeds of the Authority's $1,895,000 in aggregate principal amount of Economic Development Revenue Bonds (Pooled Loan Program) (APA Optics, Inc. Project), Series 1996A (the "Bonds") and the payment of interest thereon, including provision for prepayment of said loan in certain cases, and for the satisfaction of certain rights of reimbursement of the Capital Reserve Fund or the Authority as provided in the Loan Agreement under certain circumstances. This Note is secured by a Mortgage and Security Agreement_One Hundred Eighty Day Redemption, dated as of the date hereof (the "Mortgage"), with respect to the Land (as defined in the Loan Agreement), and is secured by a security interest in the Equipment (as defined in the Loan Agreement), granted by the Borrower to the Authority as provided in the Loan Agreement. The Loan Agreement (together with this Note) and the Mortgage have been pledged to the Owners of the Bonds issued from time to time under the First Amended and Restated Economic Development Revenue Bond (Pooled Loan Program) General Bond Resolution (the "General Bond Resolution") adopted by the Board of Directors of the Authority on September 11, 1990, as heretofore or hereafter amended or supplemented from time to time in accordance with its terms.

     As provided in the Loan Agreement and subject to the provisions thereof, payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the place and in the manner provided in the Loan Agreement, in installments due on the dates and in the amounts set forth on the payment schedule attached hereto as Schedule I, such installments to be reduced or abated as provided in Section
5.1 of the Loan Agreement.

     This Note may be prepaid in whole or in part in accordance with the provisions of the Loan Agreement. In addition, upon the occurrence of a Determination of Taxability (as defined in the Loan Agreement), this Note shall be mandatorily prepaid and the Loan Agreement terminated in accordance with the provisions of, and for the amount specified in, Article XI of the Loan Agreement (and in particular, Section 11.1(a) and Section 11.2(a)(i)(A) thereof).

     The Borrower agrees to make the payments on this Note on the dates and in the amounts specified herein and in the Loan Agreement and in addition agrees to make such other payments at such times and upon such conditions as are required pursuant to the Loan Agreement. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the principal of and accrued interest on this Note may be declared immediately due and payable as provided in the Loan Agreement. This Note may be cancelled, amended or supplemented as provided in the Loan Agreement.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the Borrower.

     IN WITNESS WHEREOF, APA Optics, Inc. has caused this Note to be executed in its name and on its behalf by its President by the manual signature of said officer, and its official seal to be impressed hereon and attested by the manual signature of its Secretary, all as of June 1, 1996.

                              APA OPTICS, INC.


                              ___________________________________
(SEAL)                        President


                              ATTEST:

                              ___________________________________
                              Secretary



                           SCHEDULE I

                        Payment Schedule

Installment Amount Installment
Payment Date (the first day of        (includes principal and
          the month)                         interest)

July 1996                                   $  3,056.80
August 1996 to and including                 10,917.13
March 1997
April 1997 to and including                  14,408.75
March 1998
April 1998 to and including                  14,596.25
March 1999
April 1999 to and including                  14,757.92
March 2000
April 2000 to and including                  14,473.55
March 2001
April 2001 to and including                  14,597.71
March 2002
April 2002 to and including                  14,693.55
March 2003
April 2003 to and including                  14,760.21
March 2004
April 2004 to and including                  14,796.88
March 2005
April 2005 to and including                  14,386.05
March 2006
April 2006 to and including                  14,801.46
March 2007
April 2007 to and including                  14,743.13
March 2008`
April 2008 to and including                  14,655.63
March 2009
April 2009 to and including                  14,538.55
March 2010
April 2010 to and including                  14,753.13
March 2011
April 2011 to and including                  14,494.80
March 2012
April 2012 to and including                  14,625.00
March 2013
April 2013 to and including                  14,698.96
March 2014
April 2014 to and including                  14,716.67
March 2015
April 2015 to and including                  14,678.13
March 2016

     The foregoing payment schedule assumes that all Series Bonds are paid at their Stated Maturities or on Sinking Fund Payment
Dates and is subject to the reductions and abatements provided in
Section 5.1 of the Loan Agreement.

                          EXHIBIT A TO
                         LOAN AGREEMENT

                       DESCRIPTION OF LAND

                  Legal Description of the Land

     Lots 1, 2 and the North 203.8 feet of Lot 3, Block 3, Aberdeen Industrial Park East Addition to Aberdeen, South Dakota located in the Northeast Quarter of Section 16, Township 123 North, Range 63 West of the 5th P.M., according to the plat thereof of record, Brown County, South Dakota.

Additional Permitted Encumbrances:

1. RESOLUTION concerning creation of the West Brown Irrigation District, dated Jan. 18, 1965, executed by the Board of Brown County Commissioners to the public; filed for record February 8, 1965 at 8:00 A.M. in Book 41 MR, page 534 records of said county.

2.   RESERVATIONS contained in that certain State Patent, dated
  May 11, 1945, executed by State of South Dakota to F.W.
  Hatterscheidt; filed for record June 1, 1945 at 9:30 A.M. in Book 136, page 102 records of said county.

3. RIGHT-OF-WAY EASEMENT, dated August 20, 1991, executed by John Milton Howell and Thelma Howell, to WEB Water Development Association, Inc.; filed for record May 14, 1992 at 2:42 P.M. in Book 110 MR, page 415 records of said county.
4. STATEMENT TO CONDITIONS, COVENANTS, RESTRICTIONS AND RESERVATIONS AND EASEMENTS AFFECTING ABERDEEN EAST INDUSTRIAL PARK ABERDEEN, SOUTH DAKOTA, dated November 7, 1995, executed by Aberdeen Development Corporation, and Midstates Printing, Inc., and Midcom, Inc. to the Public; filed for record November 20, 1995 at 9:16 A.M. in Book 117 MR, page 174 records of said county.

5. Subject to set-back line and utility easement as shown on the recorded plat.
                          EXHIBIT B TO
                         LOAN AGREEMENT

                    DESCRIPTION OF EQUIPMENT


                 Number   Cost   Total Cost
   Equipment     Requir   each       NEW         Anticipated
                   ed      NEW     ($1000)        Supplier
                         ($1000
                           s)
Wafer Saw           1      90        90      K&S 982/Disco DAD
                                             520
Wafer Mounter       1      15        15      Kisco DFM-M150
Wafer Scribe        1      15        15      Tempress
Wafer Cleaning      1      25        25      Disco DCS 140
Die Eject           1       5         5      Royce DE35
Station
Microscopes         6       5        30      10-60/Meiji LM
                                             Series
Laminar Flow       18       5        90      Clean Air
Hoods
Leak Tester         1      20        20      Veeco MS 34DT
Mask Aligner        1      170       170     Kart Suse, America
Wet Benches         2      10        20      Clean Air Systems
Spectrophotomete    1      30          30    Beckmann
r
TOTAL                               $510

                            EXHIBIT C

                     INVESTMENT INSTRUCTIONS


                          June 25, 1996


The First National Bank in Sioux Falls
100 South Phillips
P.O. Box 1168
Sioux Falls, South Dakota 57117
Attn:  Corporate Trust Department

     Re:  $1,895,000 Economic Development Revenue Bonds (Pooled
          Loan Program Project) (APA Optics, Inc. Project),
          Series 1996A South Dakota Economic Development Finance
          Authority

Ladies and Gentlemen:

     This letter sets forth instructions regarding the investment and disposition of moneys deposited in various funds and accounts established under the First Amended and Restated General Bond Resolution, adopted by the Board of Directors of the South Dakota Economic Development Finance Authority (the "Authority") on September 11, 1990 (as heretofore or hereafter amended or supplemented from time to time in accordance with its terms, the "General Bond Resolution"), and the Series Supplemental Resolution, adopted by the Board of Directors of the Authority on June 13, 1996 (collectively, with the General Bond Resolution, the "Resolutions"), pursuant to which you are acting as Trustee, and the Capital Reserve Fund Pledge and Escrow Agreement, dated as of December 18, 1986 (the "Pledge and Escrow Agreement"), between the Authority and you, as Escrow Agent. The Resolution provides for the issuance by the Authority of its Economic Development Revenue Bonds (Pooled Loan Program Project) (APA Optics, Inc. Project), Series 1996A (the "Series 1996A Bonds"), in the aggregate principal amount of $1,895,000. The proceeds of the Series 1996A Bonds are to be loaned to APA Optics, Inc., a Minnesota corporation (the "Borrower"), pursuant to a Loan Agreement, dated as of June 1, 1996 (the "Loan Agreement"), between the Authority and the Borrower, and are to be used to finance a portion of the costs of the acquisition, construction and equipping of a manufacturing facility (the "Project") in Aberdeen, South Dakota.

I.  General Provisions and Definitions.

     1.1. The purpose of these Instructions is to ensure that the investment of the moneys in the funds and accounts described herein will comply with the arbitrage limitations imposed by
Section 148 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations, temporary and final, applicable thereunder, including without limitation Income Tax Regulations, Sections 1.148-1 through 1.148-11, 1.149(b)-1, 1.149(d)-1,
1.149(e)-1, 1.149(g)-1, 1.150-1 and 1.150-2 (the "Regulations").
The Instructions implement the Arbitrage Certification executed by the Authority and endorsed by the Borrower and the Underwriter on the date of issue of the Series 1996A Bonds. These Instructions may be amended, supplemented or changed by the Authority, but only if the amendment, supplement or change is accompanied by an opinion of nationally recognized bond counsel stating that compliance with these Instructions as so amended, supplemented or changed will not adversely affect the exemption from federal income taxation of interest on the Series 1996A Bonds or other Bonds of the Authority.

     1.2. In addition to the definitions assigned capitalized terms used in this Instructions the Resolutions, the Code and the Regulations, the following terms have the following meanings when used in these Instructions:

     Bond Year means (i) the period from the Closing Date to April 1, 1997, and (ii) each subsequent period of one year ending on April 1 or, if the last Bond is not paid on an April 1, such shorter period from the last preceding April 2 to the date on which the last Bond is paid.

     Closing Date means June 25, 1996, the date of issuance and delivery of the Series 1996A Bonds.

     Computation Date means an installment computation date (the last day of the fifth and each succeeding fifth Bond Year) and the final computation date (the date the last Series 1996A Bond is discharged).

     Gross Proceeds means, with respect to the Series 1996A Bonds, all proceeds of the Series 1996A Bonds (including sale proceeds, investment proceeds, replacement proceeds and transferred proceeds) and any funds (other than proceeds) that are part of a reserve or replacement fund for the Series 1996A Bonds, including without limitation, amounts on hand in the Loan Account, in Capitalized Interest Account, the Loan Reserve Account, the Special Redemption Account, the Optional Redemption Account, the Holding Account and the Debt Service Account.

     Investment Property means any security, obligation (other than a Non-AMT Obligation), annuity contract or investment-type property.

     Non-AMT Obligation means any obligation the interest on which is not includible in gross income under Section 103 of the Code and which is not a "specified private activity bond" (within the meaning of Section 57(a)(5)(C) of the Code).

     Nonpurpose Investment means any Investment Property that is not a purpose investment in which Gross Proceeds of the Series 1996A Bonds are invested, including investments allocated to the Series 1996A Bonds in the Loan Account, the Capitalized Interest Account, the Loan Reserve Account, the Special Redemption Account, the Optional Redemption Account, the Holding Account and the Debt Service Account.

     Rebatable Arbitrage means, as of any Computation Date, the excess of the future value of all nonpurpose receipts with respect to the Series 1996A Bonds over the future value of all nonpurpose payments with respect to the Series 1996A Bonds.

     Voluntary Computation Date means April 1, 1997 and each
April 1 thereafter, excluding Computation Dates.

     Yield, with reference to any obligation, means that discount rate which, when computing the present value of all unconditionally payable payments of principal and interest paid and to be paid on such obligation, produces an amount equal to the present value of the issue price of the obligation.

     1.3. Other than the Debt Service Account, the Loan Reserve Account and the Capital Reserve Fund, the Authority has not created or established, and does not expect to create or establish, any sinking or similar fund which is reasonably expected to be used to pay debt service on the Series 1996A Bonds or which is pledged as collateral to secure the Series 1996A Bonds. No amounts in any other funds or amounts of the Authority are reserved for or pledged to the payment of debt service on the Series 1996A Bonds or will be used to replace funds that will be used to pay debt service on the Series 1996A Bonds.

II.  The Loan Account and Capitalized Interest Account.

     2.1. From the sale proceeds of the Series 1996A Bonds, $1,679,100.00 (the "Original Proceeds") are to be deposited in the Loan Account and Capitalized Interest Account for the purpose of financing the acquisition and construction of the Project and the payment of interest thereon during construction of the Project. The Original Proceeds may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds. The period of unrestricted investment of the Original Proceeds shall end on the earlier of (i) June 25, 1999 or (ii) the date on which the Project would be completed if undertaken and completed with due diligence (excluding delays occasioned by force majeure) and the costs thereof promptly paid when due (the "Completion Date").

     2.2. After the Completion Date any Original Proceeds on deposit in the Loan Account may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds, but only to the extent that the amounts so invested, when added to amounts described in Sections 2.4, 3.2, 3.4, 4.2 and 5.2 hereof that are invested at a Yield in excess of the Yield of the Series 1996A Bonds, do not exceed the limitations on the dollar amount of such investments set forth in Section VI of these Instructions.

     2.3. Any interest earnings or investment gains realized from the investment of moneys on deposit in the Loan Account and Capitalized Interest Account may be reinvested pending disbursement in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds. The period of unrestricted investment of such earnings shall not exceed the longer of (i) a one-year period beginning on the date of receipt of each amount of investment income, or (ii) a period ending on the Completion Date.

     2.4. After the period of unrestricted reinvestment of interest and investment earnings described in Section 2.4., such earnings may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds, but only to the extent that the amount so invested, when added to amounts described in Sections 2.2, 3.2, 3.4, 4.2 and 5.2 hereof that are invested at a Yield in excess of the yield of the Series 1996A Bonds, do not exceed the limitations on the dollar amount of such investments set forth in Section VI of these Instructions.

III.  The Holding Account, Special Redemption Account, Optional
Redemption Account and Debt Service Account.

     3.1. Payments made by the Borrower pursuant to the Loan Agreement which are deposited in the Holding Account are to be transferred to the Debt Service Account for the purpose of paying principal of and interest on the Series 1996 Bonds within 13 months of receipt. Such moneys may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds. Interest realized from the investment of moneys on deposit in the Holding Account and Debt Service Account is to be used to pay principal of or interest on the Series 1996A Bonds. Pending disbursement to pay debt service, such interest earnings may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds. The Holding Account will be depleted annually on each April 1.

     3.2. Any moneys deposited in the Debt Service Account which have been held or are expected to be held for more than 13 months from date of receipt may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds, but only to the extent that the amounts so invested, when added to amounts described in Sections 2.2, 2.4, 3.4, 4.2 and 5.2 hereof that are invested at a Yield in excess of the yield of the Series 1996A Bonds, do not exceed the limitations on the dollar amount of such investments set forth in Section VI of these Instructions.

     3.3. Prepayments made by the Borrower pursuant to the Loan Agreement and certain other funds, representing unexpended proceeds of the Series 1996A Bonds, insurance claims or condemnation awards, are to be deposited in the Special Redemption Account or Optional Redemption Account as provided in the General Bond Resolution and are to be applied to the purchase or redemption of Series 1996A Bonds within 13 months of receipt of such moneys and, as such, may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds. Interest realized from the investment of moneys on deposit in such Accounts is to be used to pay principal of the Series 1996A Bonds. Pending disbursement to pay debt service, such interest earnings may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds.

     3.4. Any moneys deposited in the Special Redemption Account or the Optional Redemption Account which have been held or are expected to be held for more than 13 months from date of receipt may be invested in obligations that bear a Yield in excess of the Series 1996A Bonds, but only to the extent that the amounts so invested, when added to amounts described in Sections 2.2, 2.4, 3.4, 4.2 and 5.2 hereof that are invested at a Yield in excess of the Yield of the Series 1996A Bonds, do not exceed the limitations on the dollar amount of such investments set forth in
Section VI of these Instructions.

IV.  The Loan Reserve Account.

     4.1. From the sale proceeds of the Series 1996A Bonds, $178,000.00 is to be deposited in the Loan Reserve Account. The Loan Reserve Account is a reasonably required reserve within the meaning of Section 148(d)(1) of the Code. The balance in the Loan Reserve Account is to be maintained in an amount equal to the Loan Reserve Requirement (the maximum annual debt service payable on the Series 1996A Bonds in the current or any future Bond Year), initially $178,000.

     4.2. Any moneys deposited in the Loan Reserve Account in excess of the least of: (i) the Loan Reserve Requirement, (ii) the maximum annual debt service payable on the Series 1996A Bonds in the current or any future Bond Year, or (iii) 125 percent of the average annual debt service payable on the Series 1996A Bonds in the current or any future Bond Year, may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds, but only to the extent that the amounts so invested, when added to amounts described in Sections 2.2, 2.4,
3.2 and 5.2 hereof that are invested at a Yield in excess of the Yield of the Series 1996A Bonds, do not exceed the limitations on the dollar amount of such investments set forth in Section VI of these Instructions.

V.  The Capital Reserve Fund.

     5.1. The Authority has established the Capital Reserve Fund under the Pledge and Escrow Agreement as additional security for all Bonds issued under the General Bond Resolution, including the Series 1996A Bonds. The Authority has funded the Capital Reserve Fund from its own funds and not from proceeds of any Bonds. The amount on deposit therein, $2,507,743, secures $5,900,000 of outstanding Bonds, including the Series 1996A Bonds. The amount on deposit in the Capital Reserve Fund allocable to the Series 1996A Bonds (the "1996A Reserve Amount") as of the date hereof equals $596,666. In determining the amount of the 1996A Reserve Amount and similar reserve amounts for other Series of Bonds, the Authority will allocate amounts on deposit in the Capital Reserve Fund to Series of Bonds then outstanding in proportion to their original principal amounts.

     5.2. Any moneys on deposit in the Capital Reserve Fund representing the 1996A Reserve Amount may be invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds, but only to the extent that the amounts so invested, when added to amounts described in Sections 2.2, 2.4, 3.2, 3.4 and 4.2 hereof that are invested at a Yield in excess of the Yield of the Series 1996A Bonds, do not exceed the limitations on the dollar amount of such investments set forth in
Section VI of these Instructions.

VI.  Limitations on Investments.

     6.1. The following limitations apply only to the investment of the amounts described in Sections 2.2, 2.4, 3.2, 3.4, 4.2 and
5.2 of these Instructions (the "Restricted Proceeds"):

     (a) If at any time the amount of Restricted Proceeds exceeds $94,750, the amount in excess of $94,750 shall not be invested (except in Obligations) unless the Trustee receives an opinion of nationally recognized bond counsel that the investment of such excess will not cause the Series 1996A Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code.

     (b) At no time during any Bond Year shall the amount of Restricted Proceeds invested in obligations that bear a Yield higher than the Yield of the Series 1996A Bonds exceed 150% of the debt service due on the Series 1996A Bonds during such Bond Year.

     (c) The aggregate amount of Restricted Proceeds invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds shall be reduced, in any Bond Year within 30 days of any redemption or cancellation of Series 1996A Bonds resulting in a reduction in annual debt service, so that after such reduction the limitation in Section 6.1(b) hereof shall be satisfied, based upon the revised annual debt service.

     6.2.  For purposes of the limitations in Section 6.1(b) and
(c) hereof, in determining the aggregate amount of Restricted Proceeds invested in obligations that bear a yield in excess of the Yield of the Series 1996A Bonds, each obligation shall be valued at its fair market value on the date such obligation is acquired by the Trustee at the direction of the Authority or the Borrower. In addition, the Yield of obligations acquired with Restricted Proceeds shall be determined based on such fair market value. For purposes of this Section VI, an obligation acquired with Restricted Proceeds need not be revalued after the date on which the obligation is acquired.

     6.3. The determination of annual debt service on the Series 1996A Bonds must be made on the first day of each Bond Year. The debt service for any Bond Year means the scheduled amount of interest and amortization of principal payable during that Bond Year on the Series 1996A Bonds. For purposes of determining annual debt service, there shall not be taken into account amounts scheduled with respect to any portion of the Series 1996A Bonds that have been retired before the beginning of the Bond Year.

     6.4. If on the first day of any Bond Year it is determined that the amount of Restricted Proceeds invested in obligations that bear a Yield in excess of the Yield of the Series 1996A Bonds exceeds 150 percent of debt service for the current Bond Year, such excess investments must be disposed of within 30 days.

     6.5. In determining whether the limitations of this Section VI have been reached, any discount on obligations acquired with Restricted Proceeds must be taken into account ratably each year as additional Restricted Proceeds that are reinvested at the same yield as the discounted obligation. Thus, if a $1,000, 10-year obligation is purchased at a yield higher than the yield of the Series 1996A Bonds for a purchase price of $900, $930 shall be considered invested at such higher yield after three years.

     6.6. For purposes of satisfying the limitations on the dollar amount of investments set forth in this Section VI, the yield of the Series 1996A Bonds is 6.409224% per annum.

VII.  Rebate.

     7.1. The Authority, in Section 6.14 of the General Bond Resolution, and the Borrower, in Section 2.2(gg) of the Loan Agreement, have covenanted to comply with the requirement of
Section 148(f) of the Code with respect to the Series 1996A Bonds. The Authority covenants that it will consult with nationally recognized bond counsel and undertake to determine what is required with respect to the rebate provisions contained in Section 148(f) of the Code from time to time and will comply with any requirements that may be applicable to the Bonds. The methodology described in these Instructions will be followed, except to the extent inconsistent with any requirements of future regulations or written advice received from nationally recognized bond counsel.

     7.2.  The Rebate Account has been established pursuant to
Article III of the Series Supplemental Resolution. The Trustee has agreed to keep the Rebate Account separate and apart from all other funds and money held by it and shall administer the Rebate Account consistent with the provisions of these Instructions.
The Rebate Account is established to segregate the Rebatable Arbitrage from the money of the Authority and permit the Authority to rebate amounts, if any, due the United States under
Section 148(f) of the Code promptly when due. Amounts on hand in the Rebate Account may be invested without regard to Yield restriction.

     7.3. Detailed records with respect to each and every Nonpurpose Investment attributable to Gross Proceeds of the Series 1996A Bonds will be maintained by the Trustee with respect to Funds and Accounts established under the Resolutions and by the Authority or the Borrower with respect to other Gross Proceeds, if any, as the case may be, including: (i) purchase date, (ii) purchase price, (iii) brokerage or other transaction costs of purchase, (iv) information establishing fair market value on the date such investment became a Nonpurpose Investment,
(v) any accrued interest paid, (vi) face amount, (vii) coupon or stated interest rate, (viii) periodicity of interest payments
(ix) disposition price, (x) any accrued interest received, (xi) disposition date, and (xii) brokerage or other transaction costs of disposition. Such detailed recordkeeping is required for the calculation of the Rebatable Arbitrage which, in part, will require a determination of the difference between the actual aggregate earnings of all Nonpurpose Investments and the amount of such earnings assuming a rate of return equal to the Yield of the Bonds.

     7.4. For purposes of Sections VII and VIII, amounts on deposit in the Holding Account, the Debt Service Account, the Optional Redemption Account and the Special Redemption Account to the extent in a Bond Year they constitute a bona fide debt service fund for the Bonds within the meaning of Section 1.18-1(b) of the Regulations and the gross earnings thereon during the Bond Year are less than $100,000, and such funds do not constitute Gross Proceeds of the Bonds. Furthermore, if all funds in the Loan Account and the Capitalized Interest Account and all investment income on funds in the Loan Reserve Account through the Completion Date are expended on Costs of the Project by December 25, 1996, then such amounts shall not be deemed Gross Proceeds of the Bonds for purposes of this Section VII and
Section VIII.

VIII.  Rebatable Arbitrage Calculation and Payment.

     8.1. For purposes of complying with Section 148(f), the Borrower will prepare or have prepared a calculation of the Rebatable Arbitrage consistent with the rules described in this
Section VIII. The Authority will deliver to the Trustee a calculation of the Rebatable Arbitrage within 30 days after each Computation Date. In addition, the Borrower will within 30 days after each Voluntary Computation Date deliver to the Trustee a calculation of the Rebatable Arbitrage on the assumption such Voluntary Computation Date is a Computation Date.

     8.2. The Authority shall direct the Trustee to pay to the United States Department of the Treasury from the Rebate Fund (A) not later than 60 days after each installment Computation Date: and (B) not later than 60 days after the final Computation Date, an amount equal to 100% of the Rebatable Arbitrage. If sufficient funds are not available in the Rebate Account to make the required payment, the Trustee shall submit a written demand upon the Borrower for the required additional funds which the Borrower agrees to pay forthwith.

     8.3. Each payment required to be made pursuant hereto shall be filed with the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255 (or at such other address as the Internal Revenue Service shall designate), on or before the date such payment is due, and shall be accompanied by a completed Internal Revenue Service Form 8038-T executed by the Authority. The Authority shall retain records of the calculations required by this Section VIII until six years after the final Computation Date.

     8.4. The Authority shall file or cause to be filed such reports or other documents with the Internal Revenue Service a required by Section 148(f) of the Code in accordance with an opinion of nationally recognized Bond Counsel.

     8.5. Notwithstanding anything in these Instructions or any other provisions of the Resolutions or the Loan Agreement to the contrary, the obligation to remit the Rebatable Arbitrage to the United States Department of Treasury and to comply with all other requirements contained in these Instructions shall survive the defeasance of the Series 1996A Bonds.

                              Very truly yours,

                              SOUTH DAKOTA ECONOMIC DEVELOPMENT
                              FINANCE AUTHORITY


                              By_________________________________
                              Chairman of the Board of Directors


                              APA OPTICS, INC.

                              By_________________________________
                                         Its President

Receipt acknowledged this 25th day of June, 1996.

THE FIRST NATIONAL BANK OF SIOUX
FALLS, as Trustee

By:
        Its